    As filed with the Securities and Exchange Commission on February 4, 1999
                                                   Registration No. 333-_______
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ---------------------
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------
                       INTERNET FINANCIAL SERVICES INC.
                (Name of small business issuer in its charter)

              Delaware                             6211                              13-3911867
       (State or jurisdiction of      (Primary Standard Industrial     (I.R.S. Employer Identification No.)
   incorporation or organization)      Classification Code Number)


                                40 Wall Street
                           New York, New York 10005
                                (212) 422-1664
   (Address and telephone number of principal executive offices and principal place of business)

                                 Steven Malin
                     Chairman and Chief Executive Officer
                      Internet Financial Services Inc.
                   40 Wall Street, New York, New York 10005
                                (212) 422-1664
           (Name, address and telephone number of agent for service)

                                  Copies to:

  Edward I. Tishelman, Esq.                    Robert J. Mittman, Esq.
  Hartman & Craven LLP                         Tenzer Greenblatt LLP
  460 Park Avenue                              405 Lexington Avenue
  New York, New York 10022                     New York, New York 10174
  (212) 753-7500                               (212) 885-5000
  (212) 688-2870 (fax)                         (212) 885-5001 (fax)

                            ---------------------

               Approximate date of proposed sale to the public:
   As soon as practicable after the Registration Statement becomes effective

                            ---------------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                                Proposed
                                                                 Maximum            Proposed
                                                             Offering Price         Maximum            Amount of
        Title of Each Class of             Amount to Be            Per             Aggregate         Registration
      Securities to be Registered           Registered           Unit(1)       Offering Price(1)        Fee(1)
------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value ("Common
 Stock") .............................       1,955,000(2)       $ 6.00            $11,730,000        $ 3,260.94
------------------------------------------------------------------------------------------------------------------
Underwriter's Warrants(3) ............         170,000          $  .001           $       100        $      --(4)
------------------------------------------------------------------------------------------------------------------
Common Stock underlying Underwriter's
 Warrants ............................         170,000          $ 9.90            $ 1,683,000        $   467.87
------------------------------------------------------------------------------------------------------------------
  Total ..................................................................        $13,413,100
------------------------------------------------------------------------------------------------------------------
  Total Registration Fee ......................................................................      $ 3,728.81
=================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

(2) Includes 255,000 shares which the Underwriter has the option to purchase to cover over-allotments, if any.

(3) Represents warrants to be issued to the Underwriter. Pursuant to Rule 416, there is also being registered hereby such additional indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions set forth in the Underwriter's Warrants.

(4) None pursuant to Section 457(g).

                       Internet Financial Services Inc.

             Cross Reference Sheet for Prospectus Under Form SB-2



Front of Registration Statement and Outside Front
Cover of Prospectus .....................................   Front of Registration Statement and Outside Front
                                                            Cover Page of Prospectus
Inside Front and Outside Back Cover Pages of
Prospectus ..............................................   Inside Front and Outside Back Cover

Summary Information and Risk Factors ....................   Prospectus Summary; Risk Factors

Use of Proceeds .........................................   Use of Proceeds

Determination of Offering Price .........................   Outside Front Cover Page of Prospectus;
                                                            Underwriting

Dilution ................................................   Dilution

Selling Security Holders ................................   Inapplicable

Plan of Distribution ....................................   Outside Front Cover Page of Prospectus;
                                                            Underwriting

Legal Proceedings .......................................   Litigation

Directors, Executive Officers, Promoters and
 Control Persons ........................................   Management

Security Ownership of Certain Beneficial Owners
 and Management .........................................   Principal Stockholders

Description of Securities ...............................   Outside Front Cover Page of Prospectus; Prospectus
                                                            Summary; Capitalization; Description of Securities

Interests of Named Experts and Counsel ..................   Legal Matters; Experts

Disclosure of Commission Position on
 Indemnification for Securities Act Liabilities .........   Management

Organization within Last Five Years .....................   Certain Transactions

Description of Business .................................   Business

Management's Discussion and Analysis or Plan of
 Operation ..............................................   Management's Discussion and Analysis of Financial
                                                            Condition and Results of Operation

Description of Property .................................   Business

Certain Relationships and Related Transactions ..........   Certain Transactions

Market for Common Equity and Related
 Stockholder Matters ....................................   Outside Front Cover Page of Prospectus; Risk
                                                            Factors; Management; Description of Securities

Executive Compensation ..................................   Management

Financial Statements ....................................   Financial Statements

Changes in and Disagreements With Accountants on
 Accounting and Financial Disclosure ....................   Inapplicable

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                             SUBJECT TO COMPLETION

                             DATED FEBRUARY 4, 1999

                       Internet Financial Services Inc.

                       1,700,000 Shares of Common Stock
                                $6.00 per Share

     Internet Financial Services Inc. is offering 1,700,000 shares of its common stock. This is our initial public offering and there currently is no public market for our common stock. The offering price may not reflect the market price of our shares after the offering.

     We anticipate that our common stock will be listed on the Nasdaq SmallCap Market under the symbol "IFSX."

                            ---------------------

Investing in the common stock involves risks. See "Risk Factors beginning on page 7."

                             ---------------------
================================================================================
                          Public           Underwriting         Proceeds
                         Offering         Discounts and            to
                          Price            Commissions           Company
--------------------------------------------------------------------------------
Per Share .........   $      6.00         $      .60          $     5.40
--------------------------------------------------------------------------------
Total .............   $10,200,000         $1,020,000          $9,180,000
================================================================================

                            ---------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

     We have granted the underwriter a 45-day option to purchase up to an additional 255,000 shares of common stock to cover over-allotments. Whale Securities Co., L.P. expects to deliver the shares of common stock to purchasers on _____________, 1999.

                              ---------------------

                           Whale Securities Co., L.P.

                                        , 1999

We provide real-time online financial brokerage services and comprehensive information about the securities markets through our proprietary trading systems, UltimateTrader and WatleyTrader.


                          [Picture of Watley home page]


Home page of A.B. Watley, Inc., our wholly-owned subsidiary and a registered broker dealer and member of the NASD.

UltimateTrader

                       [Picture of UltimateTrader screen]

o UltimateTrader provides our clients comprehensive information on stocks, markets, indices, mutual funds and options.

o UltimateTrader delivers and automatically updates a continuous, dynamic stream of live market data to the client's screen.

o UltimateTrader clients are able to access bid and ask prices, charts, research and over 170 other types of information for any listed or Nasdaq traded stock.

o UltimateTrader clients can track their portfolio of securities, cash and margin positions on a real-time basis.

o UltimateTrader clients are able to route their orders directly to an exchange (New York Stock Exchange, American Stock Exchange, Nasdaq Stock Market and Chicago Board Options Exchange), the Nasdaq Market Maker System, a specified market maker or an ECN.

UltimateTrader clients may arrange the display and configuration of the windows on their computer screens, using a menu and tool bar, in order to suit their personal requirements. Various windows are shown below.

The UltimateTrader order entry window offers multiple execution choices and rapid on-screen confirmations. Nasdaq orders may be routed directly to the Nasdaq Stock Market, a specific market maker or an ECN. Orders for exchange listed securities go directly to the NYSE's DOT system or the American Stock Exchange's electronic order system. Orders may also be placed through our Watley trading desk.

[Picture of Order Entry window]

The Nasdaq Level II Market Maker window allows UltimateTrader clients to see the market makers in a security, as well as the volume and price of their bid and offer quotes in real-time. The Time and Sales window shows actual trades by size, time of execution and exchange.

The Position Minder window acts as a portfolio monitor by showing all open positions, pending order size and status.

[Picture of Level II Market Maker window]

The Charting feature allows UltimateTrader clients to view live, dynamically updating, real-time intraday chart data and historical information. Charts may be created for stocks, options or indices for virtually any time period and time interval desired by the client.

The Dow Jones News window provides continuously updating real-time news in a scrolling format, including breaking news, corporate announcements, interviews, industry news, market reports, economic and political developments, "hot stock" alerts, international events and other information that impacts the securities markets.
[Picture of a Charts window]

                              PROSPECTUS SUMMARY

     This summary highlights selected information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus, including the risk factors and financial statements. Except as otherwise indicated, the information in this Prospectus assumes no exercise of the underwriter's over-allotment option to purchase up to 255,000 additional shares of common stock. See "Underwriting" and Note 15 to Notes to the Consolidated Financial Statements.

                                  Our Company

     Internet Financial Services Inc. provides real-time online financial brokerage services and comprehensive information about the securities markets through its proprietary trading systems, UltimateTrader(TM) and WatleyTrader(TM). We designed UltimateTrader for use by self-directed active traders. Active traders execute more trades per day than any other category of investors and require real-time information and quick order execution to effectuate their trading strategies.

     UltimateTrader is a uniquely integrated trading system because it provides active traders with the comprehensive information they need on a real-time basis and the ability to execute trades in seconds. Since UltimateTrader is a client-server application, it is not restricted by the "query-response" limitation of HTML, the primary programming language of the worldwide web. As a result, UltimateTrader delivers and automatically updates a continuous, dynamic stream of live market data to the client's screen. With most other Internet-based trading systems, displayed data remains static until the query is repeated.

     UltimateTrader provides our clients access to comprehensive information on stocks, markets, indices, mutual funds, news and options. UltimateTrader clients are able to access bid and ask prices, charts, research and over 170 other types of information for any listed or Nasdaq traded stock, as well as the ability to establish and track their securities, cash and margin positions on a real-time basis. UltimateTrader clients have the ability to customize the screen layouts they wish to have displayed. Our clients also have the option to receive the Dow Jones News Service feed on a real-time basis.

     UltimateTrader clients can execute trades with a few simple mouse-clicks or keystrokes. UltimateTrader clients can route trades directly to the exchanges (New York Stock Exchange, American Stock Exchange, Nasdaq and Chicago Board Options Exchange), the Nasdaq Market Maker System, a specific market maker or an electronic communications network. As a result, we believe that trades can be executed more quickly than if the trade is routed through a third market firm or an online brokerage firm's trading desk, as is the case with many other trading systems.

     WatleyTrader is our web-based Internet broker service which we designed for active investors who execute trades on a frequent basis and use online services to gather information about the securities markets. WatleyTrader provides clients comprehensive information on stocks, markets, indices, mutual funds, news and options in a totally live format for a fee, or a partially time delayed format for free. WatleyTrader clients can place trades, obtain quotes, order research and check account balances and portfolio valuations online or through our automated touch-tone phone system, 24 hours a day. We introduced WatleyTrader as an alternative to UltimateTrader for potential clients who do not trade as frequently as active traders and as a means to market our services.

     We also operate a third-market institutional sales desk which specializes in executing and facilitating large-block transactions in approximately 300 thinly-traded equity securities. These services are provided to clients which require that their purchases or liquidations of large positions remain anonymous. We match buyers and sellers to execute "off-exchange transactions," to minimize the impact on the market and prevent our clients' positions from being disclosed to competing firms. Our third-market institutional sales clients include mutual and pension funds, insurance companies, banks, corporations and independent fund managers.

     Online trading is the fastest growing segment of the brokerage industry and is expected to continue to grow significantly. Forrester Research, Inc. estimates that the online trading industry grew from approximately 1.5 million accounts at the end of 1996 to approximately 5 million accounts at the end of 1998 and that the market will grow to 8.4 million accounts at the end of 1999 and 14.4 million accounts in 2002. In addition, industry experts project that retail commissions generated by the online trading market will grow from approximately $268 million, or 15% of the commissions generated by discount brokerages in 1996, to as much as $2.2 billion, or 60% of total discount brokerage commissions by 2001. We believe that UltimateTrader's features uniquely position our company to satisfy the needs of this growing market.

     Our strategy is to capitalize on perceived opportunities arising from this expanding market by:

   o Targeting active traders and other active investors. We believe that the market for such clients is currently underserviced and that UltimateTrader is positioned to satisfy their requirements.

   o Expanding our marketing efforts for our online brokerage service. We intend to aggressively market UltimateTrader by targeting active traders through print, online and other advertisements.

   o Expanding our network infrastructure and client support capabilities. We intend to undertake such expansion to better service an expected increasing client base.

   o Converting to self-clearing operations. We believe that performing such operations internally will reduce our operating costs and provide us the opportunity to receive revenues from margin transactions with our clients.

   o Improving our third-market institutional sales desk. We are continuously seeking to improve our technical expertise and apply new technologies to more effectively provide such services. Additionally, after this offering, we intend to hire additional associates to expand the number of securities we cover for this market. During the year ended September 30, 1998, revenues generated by our third-market institutional sales desk accounted for 30.6% of our revenues.

   o Offering new services:

     International Expansion. We are currently evaluating opportunities to provide electronic execution services for foreign institutions and their clients for transactions in the U.S. securities markets and to arrange for foreign institutions to provide for such services for our clients in foreign markets.

     Fee-based asset management services. We are evaluating the possibility of offering online a comprehensive range of financial advisory services, including assessing risk profiles, asset allocation and fund placement.

     Revenues from our UltimateTrader clients accounted for 67.4% of our revenues during the year ended September 30, 1998, and are expected to account for an increasing percentage of our revenues in the future as we focus our efforts on increasing our UltimateTrader client base. We experienced an increase in the number of online trading clients from approximately 300 at September 30, 1997 to approximately 900 at September 30, 1998. Our success will depend on our ability to significantly increase our currently limited UltimateTrader client base.

     Our company was incorporated in May 1996 under the laws of the State of Delaware. Our wholly-owned subsidiary, A.B. Watley, Inc. ("Watley"), was organized in December 1958 under the laws of the state of New York to conduct business as a licensed broker-dealer. In January 1997, we acquired all of the outstanding capital stock of Watley. All references to "our company," "our" or "we" in this prospectus include Watley.

     Our principal executive offices are located at 40 Wall Street, New York, New York 10005, and our telephone number is (212) 422-1664. We maintain a website at www.abwatley.com. Information contained in our website does not constitute a part of this prospectus.

                                 The Offering

Common stock offered.....   1,700,000 shares


Common stock to be
 outstanding after the
 offering(1).............   7,337,696 shares

Use of proceeds..........   We intend to use the net proceeds of this offering
                            for sales and marketing; network expansion and upgrade; expansion of client services; repayment of indebtedness; and working capital and general corporate purposes. See "Use of Proceeds."


Risk factors.............   An investment in the common stock is speculative
                            and involves a high degree of risk. You should purchase the shares only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 7 and "Dilution."


Proposed Nasdaq SmallCap
 Market symbol...........   IFSX

-------------
(1) Does not include (i) 170,000 shares reserved for issuance upon exercise of the underwriter's warrants; (ii) 825,150 shares reserved for issuance upon exercise of options granted under our stock option plans; (iii) 174,850 shares reserved for issuance upon the exercise of options available for future grant under our stock option plans; (iv) 351,250 shares reserved for issuance upon exercise of non plan options and warrants; and (v)
    255,000 shares reserved for issuance in this offering to cover over-allotments, if any, by the underwriter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management--Employment Agreements," "--Stock Option Plans" and "Underwriting."

                          Forward Looking Statements

     Some of the statements in this prospectus discuss future expectations or state other "forward- looking" information. Those statements are subject to known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from those contemplated by the statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" and elsewhere in this prospectus.

                         Summary Financial Information

     The following summary financial information for our company's fiscal years ended September 30, 1997 and September 30, 1998 should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements, including the notes thereto, included in this prospectus.

Statement of Operations Data:

                                                                 Year Ended September 30,
                                                              -------------------------------
                                                                    1997             1998
                                                              ---------------   -------------
Revenues ..................................................    $  4,532,532      $9,119,268
Net revenues ..............................................       4,320,173       8,859,946
Commissions, floor brokerage and clearing charges .........       1,844,927       3,425,725
Employee compensation and related costs ...................       1,297,575       2,247,963
Other expenses ............................................       2,234,868       3,805,903
Net loss ..................................................      (1,059,973)       (632,410)
Net loss per share ........................................            (.30)           (.12)
Weighted average number of shares outstanding .............       3,508,560       5,171,182

Balance Sheet Data:


                                                        September 30, 1998
                                        -------------------------------------------------
                                             Actual        Pro Forma(1)     As Adjusted(2)
                                         --------------   --------------   ---------------
Working capital (deficit)(3) .........     $ (691,258)      $1,226,727       $ 8,724,727
Total assets .........................      5,539,457        7,639,135        14,941,150
Total liabilities ....................      3,785,038        4,648,568         3,796,568
Stockholders' equity .................      1,754,419        2,990,567        11,144,582

-------------
(1) Gives effect to (i) the receipt of approximately $454,015 of net proceeds on October 6, 1998 upon the issuance of a $500,000 principal amount promissory note and warrants to purchase 191,250 shares of common stock, (ii) the receipt of $2,500 upon the exercise of employee stock options to acquire 125,000 shares of common stock at $.02 per share, (iii) the issuance of 38,260 shares of common stock in connection with the acquisition of the capital stock of Computer Strategies, Inc., (iv) the receipt of approximately $1,050,000 of net proceeds in January 1999 upon the issuance of 221,500 shares of common stock and (v) the receipt of $375,000 of net proceeds in January 1999 upon the issuance of a $400,000 principal amount promissory note and warrants to purchase 140,000 shares of common stock (collectively the "Pro Forma Adjustments"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Computer Strategies, Inc. Acquisition" and "Certain Transactions."

(2) Gives effect to the (i) sale of the shares of common stock offered hereby,
    (ii) the anticipated application of a portion of the estimated net proceeds therefrom for the repayment of $750,000 principal amount of indebtedness and $27,000 accrued and unpaid interest thereon, (iii) the recognition of approximately $75,000 of deferred offering costs, and (iv) the write-off of non-cash deferred option and warrant costs related to the issuance of options and warrants in connection with indebtedness being repaid with a portion of the proceeds of this offering. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

(3) Our Consolidated Financial Statements are not categorized between current and non-current assets and liabilities. For purposes of calculating working capital, we consider our cash and cash equivalents, securities owned, receivables from clearing brokers and a portion of other assets to be current assets, and securities sold, not yet purchased, the current portion of notes payable and accounts payable and accrued liabilities to be current liabilities. See Consolidated Financial Statements.

                                 RISK FACTORS

     The shares offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully consider the following risk factors before making an investment decision.

     Limited Relevant Operating History. Prior to our acquisition of Watley, Watley was a retail securities brokerage firm. Since March 1997, our primary business has been to operate as an Internet-based broker-dealer. In May 1997, we discontinued our prior securities brokerage activities. Accordingly, we have a limited relevant operating history upon which you can evaluate our prospects and future performance. You should consider our prospects based on the risks, expenses and difficulties frequently encountered in the operation of a new business in a rapidly evolving industry characterized by intense competition. See "Management's Discussion of Financial Condition and Results of Operations."

     Losses. Since our inception, we have incurred losses, including losses of $1,059,973 during the year ended September 30, 1997 and $632,410 during the year ended September 30, 1998. We had an accumulated deficit of $1,903,761 at September 30, 1998. Our operating expenses have increased and are expected to continue to increase significantly in connection with our proposed expanded activities. Accordingly, our future profitability will depend on our ability to increase our client base and our revenues while controlling costs. We expect to continue to incur losses until we are able to significantly increase our client base and revenues. In addition, we will incur aggregate non-cash charges of approximately $353,912 during the year ending September 30, 1999 relating to the write-off of debt servicing fees relating to certain promissory notes being repaid upon the closing of this offering and the issuance of 14,500 options to certain non-employees conditional upon the effectiveness of this offering. We may never achieve significantly increased revenues or profitable operations. See "Management's Discussions and Analysis of Financial Condition and Results of Operations" and Consolidated Financial Statements.

     Early Stage and Rapidly Evolving Market. The market for electronic brokerage services, particularly over the Internet, is rapidly evolving. As a result, the level of demand for online brokerage services is uncertain. Our offering of brokerage services over the Internet involves a relatively new approach to securities trading. As a result, intensive marketing and sales efforts may be necessary to educate prospective clients regarding the uses and benefits of our brokerage services and products. For example, customers of traditional full-commission brokerage firms or discount brokers may be reluctant or slow to convert to Internet brokerage services. Moreover, security and privacy concerns of existing and potential users of our services may deter potential clients from using our trading systems. If the market for online brokerage services does not develop as we expect, our business, financial condition and operating results will be materially adversely affected. See "Business -- Industry Overview."

     Risks Relating to Our Focus on Active Traders. Our focus is to attract active traders and active investors as clients. Approximately 67.4% of our revenues during the year ended September 30, 1998 were derived from commissions and other fees from the online trading activities of our clients. We expect that a substantial portion of our revenues will continue to be derived from our clients' active trading activities. Our business, financial condition and results of operations would be materially adversely affected by any factor resulting in reduced commissions or a decline in the demand for our online services.

     Potential Client Attrition; Limited Customer Base. Active traders can lose a significant amount of money quickly and become unable to continue to actively trade. Our company's client attrition rate has historically been 7% per month. Our client base has expanded from approximately 300 online trading accounts at September 30, 1997 to approximately 900 online trading accounts at September 30, 1998. However, we are still dependent on a limited customer base for a substantial portion of our revenues. Any significant increase in our client attrition rate could have a material adverse effect on our business and operations.

     Risks Relating to the Securities Business. The securities business is subject to numerous risks including stringent regulation, litigation, client inability to satisfy commitments (such as margin obligations), client fraud and employee misconduct and errors. Our company, like other securities firms, is directly affected by national and international economic and political conditions, broad trends in business and finance, fluctuations in volume and price levels of securities, the level and volatility of interest rates, legislative and regulatory changes, tax law changes, inflation, and the availability of credit. Historically, when the stock market suffers large declines (i.e., a "bear market") the level of individual investor activity declines. Our company will likely be adversely affected during any long-term bear market. A general decrease in trading activity in these markets could adversely affect the level of trading by our clients. As a result, our company's business, financial condition and operating results would be adversely affected because certain expenses, consisting primarily of salaries and benefits, computer and networking costs and rent remain relatively fixed. Moreover, our operating results may fluctuate dramatically from period to period as a result of these factors.

     Intense Competition. The market for electronic brokerage services is intensely competitive, rapidly changing and has few barriers to entry. We believe that we compete on the basis of speed and accuracy of order execution, processing and confirmation, quality of client service, ease of use, amount and timeliness of information provided and price and reliability of our trading systems. We expect that our ability to compete will also be affected by our ability to introduce new services and enhancements to existing services into the market on a timely basis.

     We compete directly with other firms which focus on active trading clients as well as other discount brokerage firms offering online or touch-tone brokerage services. We also face competition for clients from full commission brokerage firms, financial institutions and mutual funds. Many of our competitors have well-established reputations for providing brokerage and financial services and have longer operating histories and significantly greater financial, technical, marketing, personnel and other resources than we have. In addition, many of our competitors offer a wider range of services and financial products than we do. Such competitors may be able to undertake more extensive promotional campaigns, adopt more aggressive pricing policies and even create and withstand a pricing war in the electronic brokerage business. Many of our clients also maintain accounts with one or more of our competitors.

     The general financial success of companies in the securities industry over the past several years has strengthened existing competition. We believe that such success will continue to attract new competitors to the industry which could adversely affect our ability to gain or even maintain market share. Such potential competitors include depository institutions, insurance companies, providers of online financial and information services and software development companies. We cannot assure you that we will be able to compete successfully. Competitive factors could materially adversely affect our business, financial condition and operating results. See "Business -- Competition."

     Need to Expand Network Infrastructure and Client Support Capabilities. We will need to expand our network infrastructure and client support capabilities in anticipation of an expanded client base. Such expansion will require us to make significant up front expenditures for servers, routers and computer equipment, to increase bandwidth for internet connectivity and to hire and train additional client service personnel. Such expansion must be completed without system disruptions, slower response times or degradation in speed of order fulfillment and levels of client service. Failure to expand our network infrastructure or client service capabilities would materially adversely affect our company's business and operations. See "Business -- Strategy."

     Risks of System Failures and Service Interruptions. Our clients rely on the quick and accurate execution, processing and confirmation of transactions executed on our trading systems. Our company receives and processes client trade orders principally through the Internet, online services and touch-tone telephone. This method of trading is heavily dependent on the integrity of the electronic systems supporting it. Heavy stress placed on our company's trading systems during peak trading times could cause our systems to operate at unacceptably low speed or fail. Any significant degradation or failure of our company's trading systems or any other systems in the trading process (e.g., online service providers, record keeping and data processing functions performed by third parties and third-party software such as Internet browsers and trading engines) could cause clients to suffer delays in trading. Such delays could cause substantial losses for our clients and could adversely affect our company.

     During a systems failure, our company may be able to take orders by telephone. However, under applicable regulations, all company associates accepting telephone orders must have securities brokers' licenses.

     In the event of a sub-system, component or software failure, our network structure may not operate properly. In the event of a natural disaster, power or telecommunications failure or act of war, we may not be able to prevent an extended systems failure. Moreover, computer viruses or unauthorized access to or sabotage of our network by a third party could result in system failures or service interruptions. Any system failures or service interruptions could result in decreased commission revenues from client trading activities and could result in loss of client accounts and harm to our reputation and the perception of our trading system's reliability. See "Business -- Operations."

     Possible Security Compromises. The secure transmission of confidential information over public networks is a critical element of our company's operations. Our trading systems rely on encryption, authentication and firewall technology to provide the security and authentication necessary to effect secure transmission of confidential information over the Internet. Our company has never experienced any security breaches in the transmission of confidential information. However, advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the technology or other algorithms used by our company to protect client transaction and other data. Any such compromise of our trading systems security could materially adversely affect our business, financial condition and operating results. See "Business -- Operations."

     Significant Capital Requirements; Possible Need for Additional Financing. Our business is capital intensive. Our cash requirements have exceeded our cash flow from operations as we have been building our business. At September 30, 1998, we had a working capital deficit of $691,258. As a result, we have been dependent upon sales of our common stock and borrowings from our officers, directors and stockholders and third parties to finance our working capital requirements. We need the proceeds of this offering to expand our operations and finance our future working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that the net proceeds of this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We cannot assure you that the proceeds of this offering will be sufficient to fund our proposed expansion or that additional financing will become available if needed. Our company will be materially adversely affected if we do not obtain financing when needed. We may seek additional debt or equity financing to fund the cost of continued expansion. Any issuance of equity securities would dilute the interest of our stockholders. Additionally, if we incur debt, our company will become subject to risks that interest rates may fluctuate and cash flow may be insufficient to pay the principal and interest on any such debt. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Dependence Upon Clearing Brokers. Pursuant to Watley's agreements with its clearing brokers, the clearing brokers, on a fee basis, process all securities transactions for Watley's account and the accounts of Watley's clients. Services of the clearing brokers include billing and credit extension, control and receipt, custody and delivery of securities, for which we pay a per ticket charge. Watley has agreed to indemnify and hold the clearing brokers harmless from certain liabilities or claims, including claims arising from the transactions of its clients. Watley's clearing agreements may be terminated by either party, upon 60 days written notice in the case of Penson Financial Services, Inc., and 30 days prior written notice in the case of Weiss, Peck & Greer, L.L.C. Watley is dependent on the operational capacity and the ability of the clearing brokers for the orderly processing of transactions. By engaging the processing services of clearing brokers, however, Watley is exempt from certain capital reserve requirements imposed by federal securities laws. Termination or material interruptions of services provided by either of the clearing brokers would have a material adverse effect on our operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Operations."

     Risks Relating to Possible Expansion or Acquisitions. We intend to use a portion of this offering to expand our operations through internal growth and possible acquisitions. Our proposed expansion will depend on, among other factors, widespread consumer acceptance of UltimateTrader and WatleyTrader and our ability to attract and retain clients, hire and retain additional skilled management, marketing, industry, client service and other personnel and successfully manage growth. We may seek to expand our operations by acquiring companies in businesses which we believe will complement or enhance our business. However, we are not currently involved in negotiations with respect to any material acquisitions, and are not a party to any agreement, commitment, arrangement or understanding relating to any such acquisitions. We have not established any minimum criteria for any acquisition and, under certain circumstances, our management will have complete discretion in determining the terms of any such acquisition. Consequently, there is no basis for you to evaluate the specific merits or risks of any potential acquisitions that our company may undertake. We cannot assure you that we will be able to ultimately effect any acquisition, successfully integrate any acquired business in our operations or otherwise successfully expand our operations. See "Use of Proceeds" and "Business -- Strategy."

     Proposed Conversion to Self-Clearing Broker. We intend to expand Watley's operations to include self-clearing operations during the year 2000. Watley's membership agreement with the NASD currently requires Watley to clear all transactions through its clearing firms and prohibits Watley from safekeeping client securities. The NASD must agree to amend Watley's membership agreement before Watley will be able to engage in self-clearing operations. We can not assure you that the NASD will agree to so amend Watley's membership agreement.

     Self-clearing securities firms are subject to substantially more regulatory control and examination than we are currently subject. Errors in performing clearing functions or reporting could lead to civil penalties imposed by the SEC or the NASD. Self-clearing operations, especially where conducted by firms such as Watley, without significant prior experience, involve substantial risks of losses due to clerical errors relating to the handling of client funds and securities. We cannot assure you that Watley will be able to perform such operations as accurately and efficiently as such operations are being performed by Watley's clearing brokers. Clearing process errors also may lead to civil liability for actions in negligence brought by parties who are financially harmed as a result of such errors. Any liability that arises as a result of self-clearing operations could have a material adverse effect on our company's business, financial condition and operating results. Watley's failure to perform self-clearing operations accurately and cost-effectively could have a material adverse effect on our business, financial condition and operating results.

     If we convert to a self-clearing firm, we will have to pay for a portion of the securities purchased by our clients, to the extent such purchases are made on margin, which will increase our capital requirements substantially. We will also have direct responsibility for the possession and control of client securities and other assets and the clearance of client securities transactions. This will require our company to record on our balance sheet the client receivables and client payables to Watley that are a result of client margin loans and client free credit balances (i.e., client cash balances maintained by Watley) which could have a significant effect on our company's total assets and total liabilities. In addition, to the extent that our client receivable balances exceed client free credit balances, we could be liable for such shortfall. We may not have the cash available at a given time to perform our services. See "Business -- Operations."

     Dependence Upon Sources of Financial Information; Integrity of Financial Information. We receive financial information which is used by our clients from Dow Jones News Retrieval, StockPoint (from Ethos Corporation), PC Quote, Inc. and S&P Comstock. We depend upon information suppliers to accurately provide and, in some cases, format such data, on a real-time basis. Failure by any service provider to supply such information according to our company's requirements could result in service interruptions, adverse client perception of our trading system and loss of clients. In addition, we could be liable to a client who downloads inaccurate information from our trading system for losses resulting from the client's use of such information. We may also be subject to claims for negligence, copyright or trademark infringement or other theories based on the nature and content of information downloaded by clients from our trading systems and subsequently distributed to others. We do not maintain insurance to cover most of these types of liabilities. Any liability imposed on our company or costs incurred in defending claims that are not covered by insurance or are in excess of our insurance coverage could materially adversely affect our business, financial condition and operating results.

     Dependence on Online Commerce and the Internet. Acceptance of UltimateTrader and WatleyTrader will depend upon the adoption of the Internet as a widely used medium for commerce and communication. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone, or timely development of complementary services and products, such as high speed modems and high speed communication lines. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. However, the Internet infrastructure may not be able to support the demands placed on it by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or due to increased governmental regulation. Moreover, critical issues concerning the commercial use of the Internet, including security, reliability, cost, ease of use, accessibility and quality of service, remain unresolved. Such issues may negatively affect the growth of Internet use or the attractiveness of commerce and communication on the Internet. Our company's business, financial condition and operating results will be materially adversely affected if critical issues concerning the commercial use of the Internet are not favorably resolved, the necessary infrastructure is not developed, or the Internet does not become a viable commercial marketplace. See "Business -- Industry Overview."

     Year 2000 Issues. Our review of our hardware and software has not revealed any year 2000 issues that cannot be remediated in a timely manner. However, we are highly dependent upon third-party financial information vendors, telecommunications suppliers and our clearing brokers. We have sent letters to a number of such vendors requesting assurances of their compliance. Such third parties have generally advised us that their review of their operating systems indicate that their operating systems are year 2000 compliant. We would be materially adversely affected if there are any failures or interruptions in service resulting from the inability of our computing system or any such third-party's systems to recognize the year 2000. Moreover, since our evaluation of these issues is continuing, we cannot assure you that additional issues will not be discovered which could present a material risk of disruption to our operations. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Year 2000 Issues."

     Rapid Technological Change. Electronic stock trading is characterized by rapidly changing technology, changing client requirements, frequent new services and trading system introductions and enhancements and evolving industry standards in computer hardware, operating systems, database technology and information delivery systems. Our company's success will depend upon our ability to maintain and develop competitive technologies to continue to enhance our trading system and to develop and introduce new services in a timely and cost-effective manner. The development of these technologies, trading systems and services may require substantial time and expense. We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to such developments. Our company's business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly to such developments. See "Business -- Strategy."

     Credit Risks. We are subject to the risks inherent in extending credit to the extent that we permit our clients to purchase securities on a "margin" basis. A portion of Watley's clients' securities activities are transacted on a margin basis (through the clearing broker which Watley has agreed to indemnify), pursuant to which credit is extended to the client and secured by cash and securities in the client's account or "short sales" (i.e., the sale of securities not yet purchased). Such risks are exacerbated during periods of rapidly declining markets in which the value of the collateral held by Watley could fall below the amount borrowed by the client. In the event that margin requirements are not sufficient to cover losses, Watley may be required to sell or buy securities at prevailing market prices and incur losses to satisfy client obligations.

     Securities Regulation. The securities industry in the United States is subject to extensive regulation under both federal and state laws. In addition, the SEC, NASD, other self regulatory organizations, such as the various stock exchanges, and other regulatory bodies, such as state securities commissions, require strict compliance with their rules and regulations. As a matter of public policy, regulatory bodies are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of clients participating in those markets, and not with protecting the interests of our stockholders. Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. If we fail to comply with any of these laws, rules or regulations we could be censured, fined, issued a cease-and-desist order or our company or our officers and employees could be suspended or expelled, any of which could have a material adverse effect on our business, financial condition and operating results.

     To expand our services internationally, we would have to comply with regulatory controls of each specific country in which we conduct business. The brokerage industry in many foreign countries is heavily regulated. The varying compliance requirements of these different regulatory jurisdictions and other factors may limit our ability to expand internationally.

     Following the closing of this offering, we intend to initiate a comprehensive marketing campaign to bring greater brand name recognition to our products and services. All marketing activities by Watley are regulated by the NASD. The NASD can impose certain penalties, including censure, fine, suspension of all advertising, the issuance of cease-and-desist orders or the suspension or expulsion of a broker-dealer and certain of its officers or employees for violations of the NASD's advertising regulations. See "Business -- Securities Regulation."

     Effect of Net Capital Requirements. The SEC, NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokers, including the SEC's uniform net capital rule which governs Watley. If Watley fails to maintain the required net capital Watley may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by the NASD and other regulatory bodies and ultimately could require Watley's liquidation. In addition, a change in the net capital rules, the imposition of new rules or any unusually large charge against net capital could limit those operations of Watley that require the intensive use of capital. Such rules also could restrict our ability to withdraw capital from Watley, which in turn could limit our ability to pay dividends, repay debt and repurchase shares of our outstanding stock. A significant operating loss or any unusually large charge against net capital could adversely affect our ability to expand or even maintain our current levels of business, which could have a material adverse effect on our business, financial condition and operating results. See "Business -- Net Capital Requirements."

     Governmental Regulation of the Internet and Online Commerce. Due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content copyrights, and quality of services. Furthermore, the growth and development of the market for online commerce may prompt more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. Moreover, the recent increase in the number of complaints by online traders could lead to more stringent regulations of online trading firms and their practices by the SEC, NASD and other regulatory agencies. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our trading systems and services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes and personal privacy is uncertain and may take years to resolve. In addition, as our services are available over the Internet in multiple states and foreign countries, and as we have numerous clients residing in such states and foreign countries, such jurisdictions may claim that our company is required to qualify to do business as a foreign corporation in each such state and foreign country. While our company is registered as a broker-dealer in 49 states, we are qualified to do business as a foreign corporation in only a few states; failure by our company to qualify as a broker-dealer in other jurisdictions or as an out-of-state or "foreign" corporation in a jurisdiction where it is required to do so could subject our company to taxes and penalties for the failure to qualify. Our business, financial condition or operating results could be materially adversely affected by any such new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the applications of existing laws and regulations to the Internet and other online services.

     Risks Associated with International Expansion. Part of our strategy is to expand into international markets. This strategy depends on our ability to provide international clients access to U.S. financial market data and to enter into arrangements with foreign institutions to offer electronic execution services for foreign markets. To date, we have only provided access to U.S. financial markets to a limited number of international clients. We cannot assure you that we will be able to successfully market or deliver our services in international markets. Additionally, international expansion will subject our company to certain risks inherent in doing business internationally, including international economic, political and regulatory developments and increasing client support and other staffing requirements.

     Limited Intellectual Property Protection. We rely on a combination of copyright, trademark and trade secrets laws and non-disclosure agreements to protect our proprietary technologies, ideas, know-how and other proprietary information. We have no patents or registered copyrights. Notwithstanding the precautions we take, third parties may copy or otherwise obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between our company and certain of our employees, distributors and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted. Furthermore, the laws of the other countries may afford little or no effective protection of our intellectual property rights. Our business, financial condition and operating results could be adversely affected if we are unable to protect our intellectual property rights.

     There has been substantial litigation in the software industry involving intellectual property rights. We believe that our technologies and trading systems have been developed independent of others. Third parties may assert infringement claims against our company and our technologies and trading systems may be determined to infringe on the intellectual property rights of others. We could become liable for damages, be required to modify our technologies or trading systems or obtain a license if our technologies or trading systems are determined to infringe upon the intellectual property rights of third parties. We cannot assure you that we will be able to modify our technologies or trading systems or obtain a license in a timely manner, if required, or have the financial or other resources necessary to defend an infringement action. We would be materially adversely affected if we fail to do any of the foregoing. See "Business -- Intellectual Property Rights."

     Dependence Upon Key Personnel; Need for Qualified Personnel. Our success will be largely dependent on the personal efforts of a few key officers, Steven Malin, our Chairman of the Board and Chief Executive Officer, Robert Malin, President of Watley, and Harry Simpson, our President. We have entered into employment agreements with each of such officers. However, our business, financial condition and operating results could be materially adversely affected if the services of any of such officers becomes unavailable. The Company has obtained "key-man" life insurance on the lives of Steven Malin and Harry Simpson in excess of $2,000,000 and on the life of Robert Malin in the amount of $1,000,000. Our success will also depend on our ability to hire and retain additional qualified marketing, industry, technical and financial personnel. Qualified personnel are in high demand. We face considerable competition from other brokerage and financial service firms and other Internet and online service companies for such personnel, many of which have significantly greater resources than we have. We may not be able to attract and retain additional qualified personnel. We will be materially adversely affected if we are unable to attract such personnel. See "Management."

     Control by Management. After the closing of this offering, officers and directors (and their families), will beneficially own, in the aggregate, approximately 51.7% of the outstanding common stock. Accordingly, such persons will continue to control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our company's certificate of incorporation and approval of significant corporate transactions. Such consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of our company that might be beneficial to other stockholders. See "Management" and "Principal Stockholders."

     Use of Proceeds to Repay Indebtedness; Benefits to Related Parties; Broad Discretion in Application of Proceeds. We have allocated approximately $777,000 (9.5%) of the net proceeds of this offering to repay outstanding indebtedness, including $100,000 to repay amounts owed to Mel Steinberg, the father of Eric Steinberg, Executive Vice President of our company and approximately $500,000 will be used to repay a loan which is guaranteed by six persons who are officers, directors and/or principal stockholders of our company. Such persons will receive a benefit as a result of the release of their guarantees. Accordingly, such proceeds will not be available for other corporate purposes. In addition, we have allocated approximately $823,000 (10.0%) of the estimated net proceeds of this offering to working capital and general corporate purposes. We will have broad discretion as to the application of such proceeds. Moreover, a portion of the proceeds allocated to working capital may be utilized to pay a portion of the salary of our officers over the twelve months following the closing of this offering if cash flow from operations is insufficient for such purposes. See "Use of Proceeds" and "Certain Transactions."

     Immediate and Substantial Dilution. Purchasers of the shares of common stock in this offering will experience immediate and substantial dilution of $4.49 per share (or 74.8%) between the net tangible book value per share of common stock after this offering and the initial public offering price per share. See "Dilution."

     No Dividends. Our company has never declared or paid any dividends to our holders of common stock and we do not anticipate paying cash dividends in the foreseeable future. See "Dividend Policy" and "Description of Securities -- Common Stock."

     Shares Eligible for Future Sale; Registration Rights. All of the 5,637,696 currently outstanding shares of common stock are "restricted securities", as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. An aggregate of 4,000,000 of the restricted shares will be immediately eligible for sale, without registration, under Rule 144, subject to the contractual restrictions described below. Of the remaining restricted shares, 1,120,000 shares will become eligible for sale under Rule 144 beginning 90 days following the date of this prospectus, subject to the contractual restrictions described below. In addition, we have granted certain registration rights to holders of 411,175 of such restricted shares (including 331,250 shares issuable upon exercise of currently exercisable warrants), as well as demand and piggyback registration rights to the underwriter with respect to the shares of common stock issuable upon exercise of the underwriter's warrants. The holders of substantially all of the restricted shares of common stock have agreed not to sell or otherwise dispose of any shares of common stock (including pursuant to Rule 144) or exercise any registration rights for a period of twelve months following the date of this prospectus without the underwriter's prior written consent. The possibility that a substantial number of shares of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of equity securities. We cannot predict the effect, if any, that sales of such securities or the availability of such securities for sale will have on the market prices prevailing from time to time. See "Shares Eligible for Future Sale" and "Underwriting."

     No Assurance of Public Market; Arbitrary Determination of Offering Price. Before this offering, there has been no public trading market for the common stock. We cannot assure you that a regular trading market for the common stock will develop after this offering or that, if developed, it will be sustained. The initial public offering price of the common stock has been determined arbitrarily by negotiation between us and the underwriter and is not necessarily related to the assets, book value or potential earnings of our company or any other recognized criteria of value. Additionally, the initial public offering price of the common stock may not be indicative of the prices that may prevail in the public market. See "Underwriting."

     Possible Volatility of Market Price of Common Stock. The market price for the common stock following this offering may be highly volatile as has been the case with the securities of other companies in emerging businesses. Factors such as our operating results, announcements by us or our competitors, introduction of new products or technologies by us or our competitors and various factors affecting the securities industry generally may have a significant impact on the market price of the common stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility. Market prices for the stock of many companies, particularly of small and emerging growth companies, have experienced wide price fluctuations which have not necessarily been related to the operating performance of such companies.

     Possible Delisting of Securities from Nasdaq System; Risks Relating to Low-Priced Stocks. We intend to list our common stock on Nasdaq after this offering. If, at any time, we are unable to maintain the requirements for continued listing on Nasdaq, our common stock will no longer be traded on Nasdaq and trading in our common stock would thereafter be conducted in the non-Nasdaq over-the-counter market. If the common stock is not listed on Nasdaq and the trading price of the common stock were to fall below $5.00 per share, trading in the common stock would become subject to the SEC's "penny stock" rules. The penny stock rules require additional disclosure by broker-dealers in connection with any trades involving a penny stock. The additional burdens imposed upon broker-dealers by such requirements could, in the event the common stock were deemed to be a penny stock, discourage broker-dealers from effecting transactions in the common stock which could severely limit the market liquidity of the common stock and the ability of purchasers in this offering to sell the common stock in the secondary market.

     Adverse Effect of the Authorization of Preferred Stock. Our certificate of incorporation authorizes our board of directors to issue 1,000,000 shares of "blank check" preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares, without further stockholder approval. The rights of the holders of common stock will be subject to and may be adversely affected by the rights of holders of any preferred stock that may be issued in the future. The ability to issue preferred stock without stockholder approval could have the effect of making it more difficult for a third party to acquire a majority of the voting stock of our company thereby delaying, deferring or preventing a change in control of our company. See "Description of Securities -- Preferred Stock."

     Significant Outstanding Options and Warrants; Potential Adverse Effect on Market Price of Common Stock. Upon the closing of this offering, there will be outstanding options and warrants to purchase an aggregate of 1,346,400 shares of common stock (including 170,000 shares of common stock issuable upon exercise of the underwriter's warrants) at exercise prices ranging from $2.00 to $9.90 per share. To the extent that outstanding options and warrants are exercised, dilution to the percentage ownership of our stockholders will occur and any sales in the public market of the common stock underlying such options and warrants may adversely affect prevailing market prices for the common stock. Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely effected since the holders of outstanding options and warrants can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to our company than those provided in the outstanding options and warrants. See "Management -- Stock Option Plans" and "Underwriting."

     Anti-Takeover Provisions Affecting Stockholders. After this offering is completed, our company will be subject to the State of Delaware's "business combination" statute, which prohibits a publicly-traded Delaware corporation from engaging in various business combination transactions in which a person becomes an "interested stockholder," unless certain approvals are obtained or other events occur. This statute could prohibit or delay mergers or other attempted takeovers or changes in control with respect to our company and, accordingly, may discourage attempts to acquire our company. See "Description of Securities."

     Limitations on Liability of Directors and Officers. Our company's certificate of incorporation includes provisions to eliminate the personal liability of directors of our company for monetary damages arising from a breach of their fiduciary duties as directors to the extent permitted by applicable law. As a result, stockholders may be unable to recover damages against our directors for actions taken by them which constitute negligence or a violation of certain of their fiduciary duties. See "Management -- Limitation of Liability and Indemnification Matters."

                                USE OF PROCEEDS

     The net proceeds from the sale of the 1,700,000 shares of common stock being offered hereby (after deducting underwriting discounts and other expenses of this offering) are estimated to be $8,200,000 ($9,531,100 if the underwriter's over-allotment option is exercised in full).

     We expect to use the net proceeds (assuming no exercise of the underwriter's over-allotment option) during the twelve months following the consummation of this offering approximately as follows:

                                                                                 Approximate
                                                                Approximate      Percentage of
Application of Net Proceeds                                    Dollar Amount     Net Proceeds
----------------------------                                  ---------------   --------------
Sales and marketing(1) ....................................     $ 2,500,000         30.5%
Network expansion and upgrade(2) ..........................       2,300,000         28.0
Expansion of client services(3) ...........................       1,800,000         22.0
Repayment of indebtedness(4) ..............................         777,000          9.5
Working capital and general corporate purposes(5) .........         823,000         10.0
                                                                -----------        -----
  Total ...................................................     $ 8,200,000        100.0%
                                                                ===========        =====

------------
(1) Includes the costs to produce, create and place television advertising, Internet and print commercials, as well as salaries of personnel engaged in these activities. See "Business -- Marketing and Advertising."

(2) Represents expenses to expand our network infrastructure to support an increasing client base and for additional computer and telephone communications equipment to create an off-site back-up communications center or "hot site." See "Business -- Operations."

(3) Represents a portion of the costs of additional personnel and systems to (i) convert to self-clearing, (ii) engage in operations with international financial institutions and clients, (iii) provide additional client support,
    (iv) continue software and programming development, and (v) expand our third-market institutional sales desk to increase the number of securities we cover for this market. See "Business."

(4) Represents amounts to repay (i) the $500,000 principal amount promissory note plus a $5,000 prepayment fee, to New York Small Business Venture Fund LLC, and (ii) $250,000 principal amount of promissory notes (bearing interest at the rate of 8% per annum), plus approximately $22,000 of accrued interest thereon, including approximately $100,000 principal amount of promissory notes held by Mel Steinberg, the father of Eric Steinberg, Executive Vice President of our company. The $500,000 principal amount promissory note bears interest at the rate of 12% and is due October 2003, subject to prepayment. We used the proceeds of these loans for working capital and general corporate purposes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

(5) Represents amounts which may be used (i) for the relocation of our principal offices and (ii) to pay a portion of trade payables incurred from time to time and the salaries of our officers, if cash flow from operations is insufficient for such purposes. See "Business -- Properties" and "Management."

     If the underwriter's over-allotment option is exercised in full, we will realize additional net proceeds of $1,331,000, all of which will be allocated to working capital and general corporate purposes.

     The foregoing represents our best estimate of the allocation of the net proceeds of this offering based upon the current status of our business. This estimate is based on certain assumptions, including continued expansion of our client base and corresponding increases in revenues and that our proposed network expansion can be completed and new services can be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories or use portions thereof for other purposes. Our estimates may prove to be inaccurate, new programs or activities may be undertaken which will require considerable additional expenditures or unforeseen expenses may occur.

     Based upon our current plans and assumptions relating to our business plan, we anticipate that the net proceeds of this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We cannot assure you that the proceeds of this offering will be sufficient to fund our proposed expansion or that additional financing will become available if needed.

     Proceeds not immediately required for the purposes described above will be invested principally in United States government securities, short term certificates of deposit, money market funds or other short-term interest bearing investments.

                                   DILUTION

     The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of our company (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

     At September 30, 1998, our company had a net tangible book value of $1,679,419 or $.33 per share ($.49 per share on a pro forma basis, after giving effect to the Pro Forma Adjustments (see footnote 1 of Prospectus Summary -- Summary Financial Information)). After giving effect to the sale of the 1,700,000 shares of common stock offered hereby (after deducting estimated underwriting discounts and expenses of this offering), the adjusted net tangible book value of our company at September 30, 1998 would have been $11,059,582 or $1.51 per share, representing an immediate increase in net tangible book value of $1.02 per share to the existing stockholders and an immediate dilution of $4.49 (74.8%) per share to new investors.

     The following table illustrates the foregoing information with respect to dilution to new investors on a per share basis:

       Initial public offering price ..............................               $ 6.00
        Pro forma net tangible book value before offering .........   $ .49
        Increase attributable to new investors ....................    1.02
                                                                      -----
       Adjusted net tangible book value after offering ............                 1.51
                                                                                  ------
       Dilution to new investors ..................................               $ 4.49
                                                                                  ======

     The following table sets forth as of the effective date of this offering, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock acquired from our company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share.

                                                                                             Average Price
                                        Shares Purchased          Total Consideration          per Share
                                     -----------------------   --------------------------   --------------
                                        Number      Percent        Amount        Percent
                                     -----------   ---------   -------------   ----------
Existing Stockholders(1) .........   5,637,696      76.1%      $ 4,664,933        31.4%          $ .83
New Investors ....................   1,700,000      23.9        10,200,000        68.6            6.00
                                     ---------     -----       -----------       -----
  Total ..........................   7,337,696     100.0%      $14,864,933       100.0%
                                     =========     =====       ===========       =====

------------
(1) Includes all shares of common stock issued and outstanding after giving effect to (i) the Pro Forma Adjustments and (ii) the issuance of 115,436 shares of common stock for no or nominal consideration subsequent to September 30, 1998 (including 41,665 shares estimated to be issued upon exercise of certain options upon the closing of this offering).

     The above table assumes no exercise of the underwriter's over-allotment option. If such option is exercised in full, it is estimated that the new investors will have paid $11,730,000 for the 1,955,000 shares of common stock offered by our company, representing approximately 71.5% of the total consideration for 25.7% of the total number of shares of common stock outstanding. In addition, the above table does not give effect to the shares issuable upon exercise of outstanding options and warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Stock Option Plans" and "Underwriting."

                                   DIVIDENDS

     Our company has never declared or paid any dividends to the holders of our common stock and we do not anticipate paying cash dividends in the foreseeable future. We currently intend to retain all earnings for use in connection with the expansion of our business and for general corporate purposes. The future declaration and payment of dividends, if any, will be within the sole discretion of our board of directors and will depend upon our profitability, financial condition, cash requirements, future prospects and other factors deemed relevant by our board of directors. In addition, the payment of cash dividends on our common stock in the future could be limited or prohibited by applicable regulatory requirements and the terms of financing agreements that we may enter into or by the terms of any preferred stock that may be authorized and issued.

                                CAPITALIZATION

     The following table sets forth the capitalization of our company as of September 30, 1998 (i) on an actual basis, (ii) adjusted to give effect to the Pro Forma Adjustments (see footnote 1 to Prospectus Summary -- Summary Financial Information) and (iii) adjusted to give effect to the sale by our company of 1,700,000 shares of common stock offered hereby and the anticipated application of the estimated net proceeds therefrom.

                                                                          September 30, 1998
                                                          --------------------------------------------------
                                                               Actual          Pro Forma        As Adjusted
                                                          ---------------   ---------------   --------------
Short-term debt .......................................    $    250,000      $    335,587      $     85,587
                                                           ============      ============      ============
Long-term debt ........................................    $    610,000      $  1,510,000      $  1,010,000
                                                           ------------      ------------      ------------
Stockholders' equity:

   Preferred stock, par value $.01 per share, 1,000,000
    shares authorized; no shares issued or outstanding,
    actual, pro forma or as adjusted ..................             --                --                --
   Common Stock, par value $.001 per share, 20,000,000
    shares authorized; 5,137,500 shares issued and
    outstanding, actual; 5,637,696 shares issued and
    outstanding, pro forma; 7,337,696 shares issued
    and outstanding, as adjusted(1) ...................           5,138             5,637             7,337
Additional paid-in capital ............................       3,758,333         5,325,232        13,539,917
Subscriptions receivable ..............................          (4,999)           (4,999)           (4,999)
Option costs ..........................................        (100,292)         (431,542)         (140,000)
Accumulated deficit ...................................      (1,903,761)       (1,903,761)       (2,257,673)
                                                           ------------      ------------      ------------
   Total stockholders' equity .........................    $  1,754,419      $  2,990,567      $ 11,144,582
                                                           ------------      ------------      ------------
      Total capitalization ............................    $  2,364,419      $  4,500,567      $ 12,154,582
                                                           ============      ============      ============

------------
(1) Includes 115,436 shares of common stock (pro forma and as adjusted) issued for no or nominal consideration subsequent to September 30, 1998 (including 41,665 shares estimated to be issued upon exercise of certain options upon the closing of this offering). Does not include (i) 170,000 shares reserved for issuance upon exercise of the underwriter's warrants; (ii) 825,150 shares reserved for issuance upon exercise of options granted under our stock option plans; (iii) 174,850 shares reserved for issuance upon the exercise of options available for future grant under our stock option plans; and (iv) 351,250 shares reserved for issuance upon exercise of non plan options and warrants; and (v) 255,000 shares reserved for issuance in this offering to cover over-allotments, if any, by the underwriter. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management -- Employment Agreements," "-- Stock Option Plans" and "Underwriting."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

     Our company is a financial services company which owns A.B. Watley, Inc. ("Watley"), a registered securities broker-dealer and member of the National Association of Securities Dealers, Inc. Our company acquired all of the capital stock of Watley in January 1997. Our financial statements consolidate the historical results of Watley.

     We provide real-time online financial brokerage services and comprehensive information about the securities markets through our proprietary trading systems, UltimateTrader and WatleyTrader. We also operate a "third-market institutional sales" desk which specializes in executing and facilitating large-block transactions in approximately 300 thinly-traded equity securities.

     We have experienced substantial changes to, and expansion of, our business and operations since we began offering Internet brokerage services in March 1997. We expect to continue to expand our business and client base which will require our company to increase our personnel, purchase additional equipment and expand our network and client service capabilities which will result in increasing expenses.

Results of Operations

Year ended September 30, 1998 ("Fiscal 98") compared to year ended September 30, 1997 ("Fiscal 97").

     Revenues for Fiscal 98 were $9,119,268, an increase of 101.2%, as compared to revenues of $4,532,532 for Fiscal 97. Revenues from commissions increased by $3,385,272, or 84.3% from $4,017,787 for Fiscal 97 to $7,403,059 for Fiscal 98 due to the substantially increased volume of orders transacted by our online brokerage clients, as well as through our third-market institutional sales desk. We experienced an increase in the number of online trading clients from approximately 300 at September 30, 1997 to approximately 900 at September 30, 1998. Data service revenues also increased by $512,883, or 345.7% from $148,353 for Fiscal 97 to $661,236 for Fiscal 98 due to the increased number of online trading accounts. Revenues from principal transactions increased by $671,592, or 291.6%, from $230,297 for Fiscal 97 to $901,889 for Fiscal 98, largely as a result of the increased volume of business conducted by our third-market institutional sales desk. Interest and other income increased from $130,095 for Fiscal 97 to $146,704 for Fiscal 98.

     Interest expense increased from $212,359 for Fiscal 97 to $259,322 for Fiscal 98 as a result of increased borrowings.

     As a result of the foregoing, our net revenues increased by $4,539,773, or 105.1%, from $4,320,173 for Fiscal 97 to $8,859,946 for Fiscal 98. Substantially all of our revenues were generated by clients in the United States and no client or group of related clients accounted for 10% or more of our revenues.

     Total expenses increased by $4,102,221 or 76.3%, from $5,377,370 for Fiscal 97 to $9,479,591 for Fiscal 98. Commissions, floor brokerage and clearing charges represent payments to our clearing brokers and to certain employees who facilitate our clients' transactions. As a result of the significant increase in the volume of transactions by our clients, such expenses increased by $1,580,798, or 85.7%, from $1,844,927 for Fiscal 97 to $3,425,725 for Fiscal 98.
Employment compensation and related costs increased by $950,388, or 73.2% from $1,297,575 for Fiscal 97 to $2,247,963 for Fiscal 98 due to our hiring of 25 additional personnel to service our increased client base. Communications expense increased by $419,807, or 124.4%, from $337,584 for Fiscal 97 to $757,391 for Fiscal 98 as a result of our substantially increased base of online clients. We expect that the foregoing expenses will continue to increase as we seek to expand our client base.

     Business development expenses consist of advertising costs to obtain new clients, which costs have primarily been for print and media advertising. Such expenses increased by $539,227, or 122.2%, from $441,424 for Fiscal 97 to $980,651 for Fiscal 98 as a result of our expanded marketing efforts. We expect such aggregate expenses to continue to increase as we expand our marketing efforts. However, our new client acquisition costs decreased on a per client basis.

     Professional services increased from $894,920 for Fiscal 97 to $971,494 for Fiscal 98. Occupancy and equipment costs increased by $294,589, or 196.9%, from $149,580 for Fiscal 97 to $444,169 for Fiscal 98, primarily due to the relocation of our offices to larger space and the purchase of additional equipment in anticipation of our proposed expansion. Depreciation and amortization increased by $164,227, or 82.5%, from $198,980 for Fiscal 97 to $363,207 for Fiscal 98 for the same reasons. Other expenses increased by $76,611, or 36.1%, from $212,380 for Fiscal 97 to $288,991 for Fiscal 98 for the
same reasons.

     The income tax provision increased from $2,776 for Fiscal 97 to $12,765 for Fiscal 98.

     As a result of the foregoing, our operating results improved from a net loss of $1,059,973 for Fiscal 97 to a net loss of $632,410 for Fiscal 98.

Liquidity and Capital Resources

     Our business is capital intensive. Our capital requirements have exceeded our cash flow from operations as we have been building our business. At September 30, 1998, we had a working capital deficit of $691,258. As a result, we have been substantially dependent upon sales of our common stock and borrowings from officers, directors and stockholders and third parties to finance our working capital requirements.

     Watley has borrowed an aggregate of $530,000 in the form of subordinated loans, pursuant to agreements approved by the NASD. Such loans are included by Watley for purposes of computing its net capital under the SEC's net capital rules. Such borrowings by Watley consist of (i) a $55,000 principal amount non-interest bearing loan, and a $125,000 principal amount loan, bearing interest at the rate of 12% per annum, from Steve Malin, our Chairman of the Board, Chief Executive Officer and a principal stockholder of our company, and
(ii) a $200,000 principal amount loan, bearing interest at the rate of 15% per annum and a $150,000 principal amount loan bearing interest at the rate of 13% per annum from Mel Steinberg, father of Eric Steinberg, Executive Vice President of our company. The loans mature in October 2000, except for the $125,000 loan which matures in April 2000. During Fiscal 97, we paid an aggregate of $47,788 of interest on such loans and during Fiscal 98, we paid an aggregate of $49,500 of interest on such loans. See "Certain Transactions."

     Watley is currently required to maintain net capital of $100,000 and a ratio of aggregate indebtedness to net capital (the "net capital ratio") of 15 to 1 pursuant to the SEC's net capital rule. Such rule also prohibits "equity capital" (which, pursuant to the net capital rule includes the subordinated loans) from being withdrawn or cash dividends from being paid if Watley's net capital ratio would exceed 10 to 1 or if Watley would have less than its minimum required net capital. Accordingly, Watley's ability to repay the subordinated loans may be restricted pursuant to the net capital rule. At September 30, 1998, Watley had net capital of $161,128, which was $61,128 in excess of its minimum required net capital, and Watley's net capital ratio was 7.4 to 1.

     We received net proceeds of $2,045,000 from a private placement of equity securities in Fiscal 97. We used approximately $1,180,000 of such proceeds to acquire the systems and equipment utilized to test and launch our online trading systems during that period. The balance of such proceeds were used for advertising and working capital.

     In Fiscal 98, we received net proceeds of $990,000 from a private placement of equity securities and $250,000 from the issuance of $250,000 principal amount notes and options to purchase an aggregate of 41,665 shares of common stock for nominal consideration, of which $100,000 was furnished by Mel Steinberg. Such proceeds were utilized to purchase a portion of the equipment acquired to expand our online network. See "Certain Transactions."

     We had cash and cash equivalents of $970,308 as of September 30, 1998. Our operating activities provided $507,090 of net cash. We had a net loss of $632,410 and a decrease in receivables from clearing brokers of $239,479, which was more than offset by depreciation and amortization of $363,207, non-cash amortization of option costs of $226,227, a non-cash compensation charge of $115,000 and an increase in accounts payable and accrued liabilities of $660,605. We used $1,440,345 of net cash in investing activities, consisting of $2,244,313 of property and equipment purchases, which was partially offset by deferred rent incentives of $803,968. Financing activities provided $1,200,870 of net cash, consisting of $990,870 of proceeds from sales of common stock and $250,000 of proceeds from the issuance of notes payable, which were partially offset by a $40,000 repayment of a loan to Bank of New York.

     In October 1998, we obtained a $500,000 loan from New York Small Business Venture Fund LLC, bearing interest at an annual rate of 12%, payable monthly. In connection with such loan, we issued to the lender a $500,000 principal amount promissory note and warrants to purchase 191,250 shares of our common stock at an exercise price equal to the initial public offering price of our common stock ($6.00 per share). We granted the lender a security interest in substantially all of our assets to secure our obligations under the loan, and six persons who are officers, directors and/or principal stockholders of our company guaranteed our obligations under such loan. We used these funds for the purchase of additional equipment, marketing expenses and working capital. We intend to repay the loan, plus a 1% prepayment fee, from the proceeds of this offering. See "Certain Transactions."

     In December 1998, we obtained a $500,000 line of financing from General Electric Capital Corporation which is to be used from time to time primarily for the purchase or leasing of additional equipment and software. We are required to deliver to the lender a letter of credit in the amount of 50% of any amount borrowed under this financing. As of December 31, 1998, we borrowed approximately $311,208 under this line of financing, which we used to purchase equipment. In connection with our company's borrowing under this financing, we have granted the lender a security interest in certain of our company's existing equipment as well as in all equipment purchased using funds obtained under this financing.

     In January 1999, we obtained a $400,000 loan from New York Community Investment Company L.L.C., bearing interest at an annual rate of 12%, payable monthly. In connection with such loan, we issued to the lender a $400,000 principal amount promissory note and warrants to purchase 140,000 shares of our common stock at an exercise price equal to the initial public offering price of our common stock ($6.00 per share). We granted the lender a security interest in substantially all of our assets (other than our intangible assets) to secure our obligations under the loan. We are using these funds for marketing expenses and working capital.

     In January 1999, we sold an aggregate of 221,500 shares of common stock to 12 investors in a private placement at a price of $4.80 per share for which we received aggregate net proceeds of approximately $1,050,000. In connection with such private placement, Anthony Huston, Executive Vice President of our company, purchased 50,000 shares at a price of $240,000; Leon Ferguson, Senior Vice President of our company, purchased 52,000 shares at a price of $249,600; and Mark Chambre, who has agreed to serve as a director of our company upon the closing of this offering, purchased 15,000 shares at a price of $72,000. All of the purchasers of such shares agreed not to sell or otherwise dispose of any of such shares for a period of twelve months from the date of this prospectus. See "Certain Transactions."

     We estimate that our capital expenditures will be approximately $3,300,000 during the twelve months following the closing of this offering. Such capital expenditures are expected to be made to expand our network infrastructure, create an off-site back-up communications center or "hot-site", purchase additional systems to convert to self-clearing operations, provide additional client support, expand our third-market institutional sales desk and continue software and programming development.

     We need the proceeds of this offering to expand our operations and finance our future working capital requirements. Based upon our current plans and assumptions relating to our business plan, we anticipate that the net proceeds of this offering will satisfy our capital requirements for at least twelve months following the closing of this offering. If our plans change or our assumptions prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or curtail our operations. We cannot assure you that the proceeds of this offering will be sufficient to fund our proposed expansion or that additional financing will become available if needed. Our company will be materially adversely affected if we do not obtain financing when needed. We may seek additional debt or equity financing to fund the cost of continued expansion.

Net Operating Loss Carryforwards

     Our company's net operating loss carryforwards ("NOLs") expire beginning in the year 2012. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior NOLs is limited after an ownership change, as defined in Section 382, to an annual amount equal to the value of the corporation's outstanding stock immediately before the date of the ownership change multiplied by the long-term tax exempt rate. The additional equity financing obtained by our company in connection with its recent financings and this offering will result in an ownership change and, thus, will limit our company's use of its prior NOLs. In the event we achieve profitable operations, any significant limitation on the utilization of its NOLs would have the effect of increasing our tax liability and reducing net income and available cash reserves. We are unable to determine the availability of such NOLs since this availability is dependent upon profitable operations, which our company has not achieved in prior periods. See Note 12 to Notes to Consolidated Financial Statements.

Relevant Accounting Standards

     Our company generally grants stock options to certain employees and consultants with an exercise price not less than the fair market value at the date of grant. We account for stock option grants to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognize no compensation expense related to such grants. In cases where we grant options below the fair market value of the stock at the date of grant, the difference between the strike price and the fair market value is treated as compensation expense and amortized over the vesting period of the option, if any. Stock options granted to consultants and others in lieu of cash compensation are recorded based upon management's estimate of the fair value of the options or the related services provided and expensed over the vesting period, if any.

     Pro forma information regarding net income (loss) is required under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and has been determined as if we had accounted for all the 1998 and 1997 stock option grants on the fair value method. See Notes 2 and 11 to Notes to Consolidated Financial Statements.

     Our company accounts for income taxes under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Our company recognizes the current and deferred tax consequences of all transactions that have been recognized in the financial statements, using the provisions of enacted tax laws. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years and for tax loss carryforwards, if in the opinion of our management, it is more likely than not that the deferred tax asset will be realized. SFAS No. 109 requires companies to set up a valuation allowance for the component of net deferred tax assets which does not meet the "more likely than not" criteria for realization. The Company has established such valuation allowance for its deferred tax assets.

     In 1997, the Financial Accounting Standards board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share." The new rules are effective for both interim and annual financial statements for the periods ending after December 15, 1997. SFAS No. 128 supersedes APB No. 15 to conform earnings per share with international standards as well as to simplify the complexity of the computation under APB No. 15. The previous primary earnings per share ("EPS") calculation is replaced with a basic EPS calculation. The basic EPS differs from the primary EPS calculation in that the basic EPS does not include any potentially dilutive securities. Fully dilutive EPS is replaced with diluted EPS and should be disclosed regardless of dilutive impact to basic EPS. Accordingly, our company has adopted SFAS 128 effective September 30, 1998.

Year 2000 Issues

     We have devised a plan and have substantially completed a review and assessment of all hardware and software and believe that such hardware and software are substantially year 2000 compliant so that the computer programs do not cease functioning because of an inability to process on a date occurring from and after January 1, 2000. Our review has not revealed any year 2000 issues that cannot be remediated in a timely manner. We do not believe that any such remediation costs will be material.

     We are highly dependent upon third-party financial information vendors, telecommunications suppliers and our clearing brokers. We have sent letters to a number of such vendors requesting assurances of their compliance. Such third parties have generally advised us that their review of their operating systems indicate that their operating systems are year 2000 compliant. We are currently developing a contingency plan in the event that any third parties with which we do business have any material year 2000 compliance problems.

     We would be materially adversely affected if there are any failures or interruptions in service resulting from the inability of our computing systems or any such third-party's systems to recognize the year 2000. Moreover, since our evaluation of these issues is continuing, we cannot assure you that additional issues will not be discovered which could present a material risk of disruption to our operations.

                                   BUSINESS

General

     Internet Financial Services Inc. provides real-time online financial brokerage services and comprehensive information about the securities markets through its proprietary trading systems, UltimateTrader and WatleyTrader. UltimateTrader is a uniquely integrated trading system because it provides active traders with the comprehensive information they need on a real-time basis and the ability to execute trades in seconds. WatleyTrader is our web-based Internet broker service which we designed for active investors who execute trades on a frequent basis and use online services to gather information about the securities market. We also operate a third-market institutional sales desk which specializes in executing and facilitating large-block transactions in approximately 300 thinly-traded equity securities.

     Watley is a broker-dealer registered with the SEC and NASD and is licensed as a broker-dealer in 49 states.

Industry Overview

     Our industry has recently experienced a series of changes, led by electronic and online commerce, which has created market opportunities for our company and other similarly situated brokerage firms. These favorable market trends include:

 The Emergence of Electronic and Online Commerce.

     Internet and online services have provided organizations and individuals with innovative ways of conducting business. With the emergence of the Internet as a globally accessible, fully interactive and individually addressable communications and computing medium, companies that have traditionally conducted business in person, through the mail or over the telephone are increasingly utilizing electronic commerce. Increased use of credit cards, automated teller machines, the incidence of electronic funds transfers and online banking and bill paying has automated, simplified and reduced the costs of financial transactions for consumers, businesses and financial institutions.

     Consumers have shown a strong preference for transacting certain types of business electronically, such as paying bills, buying insurance, booking airline tickets and trading securities, rather than in person or over the telephone. These transactions are being streamlined through online commerce and can now be performed directly by individuals virtually anywhere at any time. Consumers have accepted and even welcomed self-directed online transactions because such transactions can be faster, less expensive and more convenient than transactions conducted through a human intermediary.

 The Development of Online Brokerage Services.

     In the past, individual investors could access the financial markets only through a full-commission broker, who would offer investment advice and place trades. With the deregulation of brokerage commissions in 1975 and the resulting unbundling of brokerage services, investors began to realize that they could separate financial advisory services from securities trading. This brought about the advent of discount brokerage firms, which provide an alternative investment approach by completing trades at a reduced cost.

     With the emergence of electronic brokerage services, investors are being given the ability to further unbundle the costs associated with the human interaction required by full-commission and traditional discount brokerage firms. By requiring personnel to handle each transaction, most traditional brokerage firms restrict their clients' access to trading and information to the availability of the person processing the transaction. In addition, although full-commission and discount brokerage firms are able to offer electronic trading services, their continued reliance on personnel, branch offices and the associated infrastructure for a major part of their business prevents them from reducing their cost structure to the lower price points achievable through electronic trading.

     We believe that the increased presence of automated teller machines, the growth of discount brokerage firms and a variety of other indicators evidence a shift in demographics that is fundamentally altering the way consumers manage their personal financial assets. Based on consumer feedback and the rapid acceptance by consumers of online transactions, we also believe that consumers are increasingly taking direct control over their personal financial affairs, not only because they are now able to do so, but also because they find it more convenient and less expensive than relying on financial intermediaries.

     As investors obtain even more access to investment information, we believe they will desire greater control over their financial decisions and seek alternative ways to invest more conveniently and cost-effectively and with less interaction with brokers and other financial services professionals. We believe that this trend has created a growing opportunity to provide online trading services, such as UltimateTrader, that are easy to access, easy to use, cost-effective and secure.

 The Growing Market for Active Traders, Active Investors and Online Brokerage Services.

     Active trading is dependent upon liquidity, i.e., the ability to buy or sell stock at any given time. Until recently, liquidity was primarily provided by Nasdaq and an alternative trading system called Instinet. Both systems display quoted bid and ask prices for stock and have automatic execution capacity. However, the liquidity on Instinet is available only to institutional clients and certain brokerage firms.

     In 1996, the SEC adopted rules which brought about sweeping changes in the structure of the over-the-counter market and were very beneficial for our company and our clients, as well as to public companies and their shareholders. These rules, known as the Order Handling Rules, permitted the creation and operation of electronic communication networks ("ECNs"), open broadcasting systems that allow anyone with a connection to the network to see all the bids and offers posted into the system for any Nasdaq traded security. The Order Handling Rules require market makers to display certain limit orders in their quotations or to send those orders to an ECN for display. The increased regulatory emphasis on enforcing compliance with the duty of brokers to obtain the best execution for their clients has fostered the growing importance of ECNs, which provide an ever-increasing source of liquidity (having a ready market to buy or sell stock) in the over-the-counter market.

     We believe that this regulatory environment and the increased availability of information to individual investors on a real-time basis, together with advances in Internet, networking and communications technologies, has created investing opportunities for active traders and active investors and market opportunities for online brokerage services.

     Online trading is the fastest growing segment of the brokerage industry and is expected to grow significantly. Forrester Research, Inc. projects that the online trading industry grew from approximately 1.5 million accounts at the end of 1996 to approximately 5 million accounts at the end of 1998, and that the market will grow to 8.4 million accounts at the end of 1999 and 14.4 million accounts in 2002. Another industry report indicates that the volume of securities trades placed over the Internet increased by 34% during the fourth calendar quarter of 1998, compared to the third quarter of 1998, and that the number of online trades accounts for 25% to 30% of all individual investor stock transactions and 14% of all equity transactions. Industry experts also project that retail commissions generated by online trading market will grow from approximately $268 million, or 15% of the commissions generated by discount brokerages in 1996, to as much as $2.2 billion, or 60% of total discount brokerage commissions by 2001.

Strategy

     The online trading sector is the fastest growing segment in the brokerage industry. Our strategy is to capitalize on perceived opportunities arising from this expanding market by:

   o Targeting active traders and other active investors. We believe that the market for such clients is currently underserviced and that UltimateTrader is positioned to satisfy their requirements.

   o Expanding our marketing efforts for our online brokerage service. We intend to aggressively market UltimateTrader by targeting active traders through print, online and other advertisements. Our advertising efforts are expected to include advertisements in financial publications and various other regional and national publications that have a demographic similar to our target market. We also intend to advertise and promote UltimateTrader through Internet website and banner advertisements and television commercials.

   o Expanding our network infrastructure and client support capabilities. We intend to expand our network infrastructure and client support capabilities to better service an expected increasing client base. Our internal computing needs will require additional networking equipment. We also intend to establish an off-site back-up communications center or "hot site", in a different region of the country, to mirror the primary location in order to ensure continued operations in the event of a systems failure at our primary location.

   o Converting to self-clearing operations. We believe that performing such operations internally will reduce our operating costs and provide us the opportunity to receive revenues from margin transactions with our clients. We expect that such expansion will be accomplished by acquiring an existing clearing firm or hiring the appropriate staff to build and manage our own clearing department. We intend to develop and/or obtain the requisite software systems and to acquire computer hardware, as well as the necessary personnel, to convert to self-clearing operations during the year 2000.

   o Improving our third-market institutional sales desk. We are continuously seeking to improve our technical expertise and apply new technologies to more effectively provide such services. Additionally, after this offering, we intend to hire additional associates to expand the number of securities we cover for this market.

   o Offering new services.

       International Expansion. We are currently evaluating opportunities to provide electronic execution services for foreign institutions and their clients for transactions in the U.S. securities markets and to arrange for foreign institutions to provide for such services for our clients in foreign markets.

       Offer fee-based asset management services. We are evaluating the possibility of offering a comprehensive range of financial advisory services online, including assessing risk profiles, asset allocation and fund placement.

UltimateTrader

     UltimateTrader was designed for use by self-directed active traders. Active traders execute more trades per day than any other category of investors and require real-time information and quick order execution to effectuate their trading strategies.

     We designed UltimateTrader by uniquely integrating third-party market data and order entry software with our proprietary networking systems to create a proprietary trading system. UltimateTrader provides active traders with the comprehensive information they need on a real-time basis and the ability to execute trades in seconds.

     Since UltimateTrader is a client-server application, it is not restricted by the "query-response" limitation of HTML, the primary programming language of the worldwide web. As a result, UltimateTrader delivers and automatically updates a continuous, dynamic stream of live market data to the client's screen. With most other trading systems, displayed data remains static until the query is repeated.

     UltimateTrader provides our clients access to comprehensive information on stocks, markets, indices, mutual funds, news and options. UltimateTrader clients are able to access bid and ask prices, charts, research and over 170 other types of information for any listed or Nasdaq traded stock, as well as the ability to establish and track their securities, cash and margin positions on a real-time basis. Our clients can arrange the display and configuration of data on their computer screens using a menu and tool bar, which are generally utilized in the Windows(TM) operating system. Different computer screen arrays or pages can be built to suit the user's personal requirements.

     UltimateTrader clients can execute trades with a few simple mouse clicks or keystrokes. UltimateTrader clients can route trades directly to the exchanges, the Nasdaq Market Maker System, a specific market maker or an ECN. As a result, we believe trades can be executed more quickly than if the trade is routed through a third market firm or an online brokerage firm's trading desk, as is the case within any other trading systems. The order entry section can be preset for size and type of order. The client can use a mouse to click the bid or ask price of a security and either close out an open position or add to an existing one. If the user clicks the bid or ask price of the security, the order entry screen will appear pre-configured to buy or sell.

     Once an order is entered, UltimateTrader sends the order to the exchange selected in less than two seconds from virtually anywhere in the world. Such significant savings in time have tremendous value to a client who is trying to trade in markets characterized by rapidly changing prices.

     Speed of order execution is also affected by how an order is routed. UltimateTrader clients are able to route their orders directly to the exchanges (such as the New York Stock Exchange, American Stock Exchange, Nasdaq Stock Market, Inc. and Chicago Board Options Exchange). Most other retail online trading systems route orders to a third-market firm (i.e., Knight, Trimark, etc.) or to the online broker's trading desk or trading subsidiary, which in turn routes the orders to the market. The Company believes that most internal trading systems and those of third-market firms cannot match the order execution speed and capacity of the exchanges.

     Clients can also elect to route trades to our Watley trading desk for efficient execution. Our Watley trading desk consists of registered representatives who are available to assist our clients. There is no additional cost for executing orders via the Watley trading desk button.

     UltimateTrader clients may place bids or offers onto an ECN which will also appear in the Nasdaq Market Maker Level 2 screen with the corresponding price and size of the order. This gives our clients an advantage in attempting to execute orders in between the current bid and asked prices of Nasdaq securities.

     To direct an order to a specific market maker or ECN, our clients double click on the market maker or ECN and mark their order entry screen with this preference. The SelectNet preference button is useful when our clients wish to execute orders for more than 1,000 shares of a security. Orders sent through SelectNet are only shown to the market makers trading that particular security.

UltimateTrader Service Levels. UltimateTrader clients can select among four different service levels, depending on the information desired and the cost and fees which a client is willing to pay for information and service:

     Service Level I System features include:

     o Dynamic Updating Quotations -- displays real time changes in prices and markets as they occur.

     o Unlimited Customized Pages -- allows clients to creates computer screen layouts to their preference with their data and to scroll freely among these pages.

     o Electronic Execution -- provides direct electronic access to various exchanges and markets for rapid routing of execution of trades.

     Service Level II System features includes Service Level I features plus:

     o Board View Portfolio Minder -- used to create computer windows with comprehensive price and other data relating to a number of different securities.

     o Position Minder -- serves as a portfolio monitor and displays existing open positions as well as the status of pending orders.

     o Scrolling Tickers -- displays price and trading volume information for the symbols that a client chooses on a live basis. The quotes will move through the ticker window as the server receives them.

     o Alarms -- alerts clients by an audio or visual "pop-up" when target criteria have been met for a specified security.

     o Snap Quotes -- displays detailed information about individual symbols.

     o Market Minder -- a fully configurable quote screen that can display virtually any information the secur-ity selected by the client.

     o Hot Keys -- the ability to execute/cancel trades with a simple keystroke.

     o MultiQuotes -- displays prices and fundamentals for any symbol.

     Service Level III features includes Service Level II features plus:

     o Charts with Technical Studies -- allows clients to view live, dynamically updating, real-time intraday chart data and historical information for stocks, options or indices.

     Service Level IV features includes Service Level III features plus:

     o Nasdaq Level II Data -- continuously updated display of market maker and ECN current prices and changes.

     o Color Coded Nasdaq Market Maker Screens -- designed to visually display (by a special color on the screen) upward and downward trends in recent trades in a security.

     o Time and Sales -- reflects last and cumulative trades, prices and aggregate daily volume in a security.

     Our fee schedule for clients subscribing to Service Level I is as follows:

Number of Trades Per Month       Transaction Charges     Monthly Fee for Real Time Data
--------------------------      ---------------------   -------------------------------
1-19 trades per month           $ 16.95                 $50 per month
20 or more trades per month     $ 16.95                 free

     Our fee schedule for clients subscribing to Service Levels II, III and IV is as follows:

                                                                Monthly Fee for Real Time Data*
                                                         ----------------------------------------------
Number of Trades Per Month        Transaction Charges       Level II         Level III        Level IV
--------------------------       ---------------------   --------------   ---------------   -----------
1-9 trades per month                    $ 23.95              $ 75             $ 150           $ 300
10-24 trades per month                  $ 22.95              $ 50             $ 125           $ 250
25-49 trades per month                  $ 20.95              free             $  75           $ 200
50-99 trades per month                  $ 19.95              free              free            free
100-199 trades per month                $ 18.95              free              free            free
200 or more trades per month            $ 17.95              free              free            free

------------
*Dow Jones News Service is an optional service priced at $95.00 per month.

     Orders for an exchange listed security in excess of 2,000 shares or a Nasdaq listed security in excess of 10,000 shares incur a surcharge of $.01 per share and a commission of $.01 per share on the entire order. We also charge an additional fee for executing on an ECN or SelectNet, substantially all of which is forwarded to the owner or operator of that system.

     Optional Services. We offer a vast array of optional services to UltimateTrader clients. Among these are the Dow Jones News Service and various charting and market trading services. The Dow Jones News Screen provides continuously updating real-time news in a scrolling format, including breaking news, corporate announcements, interviews, industry news, market reports, economic and political developments, "hot stock" alerts, international events and other information that impacts the securities markets.

     With Dow Jones News and a number of other services, we invoice the client directly as part of their monthly bill and remit the special charges to the vendor supplying these services, while retaining approximately 15% of the charge as our fee.

     Virtual Private Network Access. Watley has created a virtual private network solution called the Dedicated Port Service for those clients who require reliable non-Internet access to the equity markets. This service offers local dial access from nearly anywhere in the country via modem, as well as ISDN access in selected metropolitan areas. Users are charged a fixed monthly fee for unlimited usage.

     UltimateTrader has accounted for most of our retail customer account revenues in the past year and we anticipate this to continue in the future. During the year ended September 30, 1998, we derived approximately 67.4% of our company's total revenues from UltimateTrader clients.

WatleyTrader

     WatleyTrader is our web-based Internet brokerage service which we designed for active investors who execute trades on a frequent basis and use online services to gather information about the securities markets. WatleyTrader provides comprehensive information on stocks, markets, indices, mutual funds, news and options in a live format for free. WatleyTrader clients can place trades, obtain quotes, order research and check account balances and portfolio valuations online or through our automated touch-tone phone system, 24 hours a day. The electronic order system for the WatleyTrader directs orders to the Watley Desk for execution. WatleyTrader client orders are entered, processed and confirmed electronically.

     WatleyTrader targets price sensitive investors and competes directly with E-Trade, E-Schwab and other online brokerages. The basic fee schedule for the WatleyTrader is a transaction charge of $9.95 per order (orders of more than 5,000 shares bear a commission of $.01 per share for the entire order) with an additional $15.00 fee for trades made by telephone.

     During our year ended September 30, 1998, approximately 1.4% of our revenues originated from WatleyTrader clients.

Third-Market Institutional Sales Desk

     Our third market institutional sales desk specializes in facilitating and/or executing large-block transactions in approximately 300 thinly-traded equity securities. These services are provided to clients who often require that their purchase or sales of large positions remain anonymous. We match buyers and sellers to execute "off-exchange transactions", to minimize the impact on the market and prevent our client's positions from being disclosed to competing firms. Our third-market institutional sales clients include mutual and pension funds, insurance companies, banks, corporations and independent fund managers. Approximately 30.7% of our revenues for the year ended September 30, 1998 were derived from the institutional trading desk.

Client Services

     Client services (trading, administrative, and technical support) for all levels of online service are among our highest priorities. We believe that providing an effective client service team to handle client needs is critical to our success. Our client service organization helps clients get online, handles product and service inquiries and addresses all brokerage and technical questions. The client service team also makes welcome calls to verify the satisfaction of our clients.

     Live client support is available 10 hours a day from 8:00 AM to 6:00 PM EST Monday through Friday. Our client services department operates on a 'one-stop shopping' basis, meaning that clients do not have to be transferred between departments in order to receive answers to their inquiries. We currently employ ten client services associates, all of whom are registered representatives and are available to accept and execute client orders, research past trades, discuss account information, and provide detailed technical support. A separate technical team helps clients with particularly serious or persistent technical issues.

     In order to provide professional and efficient client support, we have purchased and implemented client management software. Databases are updated with each client contact to track client service calls, trading patterns and compliance issues, and to generate periodic (daily and weekly) reports for management. Client services associates access the latest client account information through their own searchable client services manual and solutions database.

     We recently launched online support and chat services for our clients. This service currently offers an online, indexed UltimateTrader user manual and chat area. The chat area offers clients the ability to query and 'chat' with client services associates in real-time. Our goal with respect to the provision of online support and chat services is to create a sense of 'virtual community' among prospective and existing clients and between our company and our clients.

     We plan to create a VIP client services team to service our most active online clients. In addition to providing client support for all issues on an account manager basis, we intend for the VIP team to offer face-to-face contact, individualized service and customized incentive packages. We believe that providing highly personalized and professional client support, especially for our niche market high volume clients, will further differentiate our products and services from those of our competitors.

Operations

 Clearing and Order Processing.

     Watley does not hold any funds or securities of its clients nor does Watley directly execute and process either its own or its clients' securities transactions. Since October 1996, Watley has cleared all transactions for its clients, on a fully disclosed basis, with Penson Financial Services, Inc. for retail accounts and Weiss, Peck & Greer, L.L.C. for institutional accounts.

     Pursuant to Watley's agreements with its clearing brokers, the clearing brokers, process all securities transactions for Watley's account and the accounts of Watley's clients for a fee. Services of the clearing brokers include billing and credit control and receipt, custody and delivery of securities, for which we pay a per ticket charge. Watley has agreed to indemnify and hold the clearing brokers harmless from certain liabilities or claims, including claims arising from the transactions of its clients. Watley's clearing agreements may be terminated by either party, upon 60 days' written notice in the case of Penson Financial Services, Inc., and 30 day's prior written notice in the case of Weiss, Peck & Greer, L.L.C. Watley is dependent on the operational capacity and the ability of the clearing brokers for the orderly processing of transactions. By engaging the processing services of clearing brokers, however, Watley is exempt from certain capital reserve requirements imposed by federal securities laws.

     Clients' securities transactions are effected on either a cash or margin basis. In connection with margin transactions, credit is extended to a client, collateralized by securities and cash in the client's account, for a portion of the purchase price. The client is charged for such margin financing at interest rates based on the brokers call rate (the prevailing interest rate charged by banks on secured loans to broker-dealers), plus an additional amount of up to 1.75%.

     Margin lending is subject to the margin rules of the Board of Governors of the Federal Reserve system. Margin lending subjects us to the risk of a market decline that would reduce the value of our collateral below the client's indebtedness before the collateral can be sold. Under applicable rules, in the event of a decline in the market value of the securities in a margin account, the client is required to deposit additional securities or cash in the account so that the loan is at all times no greater than 65% of the market value of securities in the margin account.

     We currently intend to convert to self-clearing operations since we believe that performing such operations internally will reduce our operating costs and provide us the opportunity to receive revenues from margin transactions with our clients. If we were to implement self-clearing operations, our client's securities typically will be held by our company in nominee name on deposit at one or more of the recognized securities industry depository trust companies, to facilitate ready transferability. We will collect dividends and interest on securities held in nominee name and make the appropriate credits to our client's account. We will also facilitate exercise of subscription rights on securities held for our clients. We will arrange for the transmittal of proxy and tender offer materials and issuer reports to our clients.

     Self-clearing operations, especially where conducted by firms such as our company, without significant prior experience, involve substantial risks of losses due to clerical errors related to the handling of client funds and securities. Errors in the clearing process also may lead to civil liability for actions in negligence brought by parties who are financially harmed as a result of such errors. Clearing operations have accounted for a significant portion of our cost of services. The failure of our company to perform self-clearing operations accurately and cost-effectively could have a material adverse effect on our business, financial condition and operating results.

 Network Infrastructure.

     Our network consists of a series of servers, routing and Internet-networking equipment, workstations, software support clusters, and firewall management systems. This creates a global connection to our intranet, so that any computer that can connect to the Internet can connect to our system.

     Any individual with a personal computer who has a connection to the Internet and has Windows(TM) compatible software can subscribe to UltimateTrader. Once an account is opened, the client downloads UltimateTrader software and is given a unique user name and password. The client then logs onto the UltimateTrader system and is connected to one of our order servers.

     Our network is accessed by electronic messaging. A message is sent to Watley's intranet via the client's Internet service provider. In order to access Watley's network, this message first passes through a firewall and web shield. The firewall allows appropriate Internet traffic into the network. The web shield prevents virus infected files or messages from reaching the network. Once the message has passed through the firewall and web shield, a permission server qualifies the information. Once the client establishes a connection to the UltimateTrader system, the connection between the client and server is maintained until the client requests it be terminated.

     Our technology is supported by an internal staff of programmers, developers and operators 24 hours a day, seven days a week. The programming staff is supplemented by a team of quality control analysts, web page developers, technical writers and design specialists who ensure the final product is user-friendly and dependable. In addition to supporting the systems, the staff continually enhances software and hardware and develops new services. Software is designed to be versatile and easily adaptable to new and emerging technologies.

     The order server accepts buy/sell or sell short messages from the client application and qualifies the order for appropriate review. Once an order is qualified, it is sent to the exchange of the client's choice and messages are sent to update our data base. This update offers the client real-time account positions, equity and profit and loss calculations. All transactions for the day are processed for delivery to the clearing firm.

 Account Security.

     We use a combination of proprietary and industry standard security measures to protect our clients' assets. Clients are assigned unique account numbers, user identifications and passwords that must be used each time they log on to the system. In accordance with standard industry practices, telephone orders require authentication via personal identification number/password and/or other personal information. In addition, our trade processing system is designed to compare the Watley accounts database with the clearing firm's account information on a daily basis in order to detect any discrepancies.

     We rely on encryption and authentication technology, including public key cryptography technology licensed from other parties, to provide the security and authentication necessary to effect the secure exchange of information.

     Firewalls and other software limit not only system access to the authorized user(s), but also limit the authorized users to specifically approved applications. This filter-software prevents unauthorized access to critical areas of the system such as account information. Furthermore, public access servers such as e-mail, chat services and FTP are in a network entirely separate from the rest of our company's systems.

     We have implemented special policies relating to the transfer or withdrawal of funds by clients to prevent unauthorized withdrawals. All requests for fund withdrawal or transfer require a signed letter from the account holder(s). Checks will only be made out in the account holder's name and wire transfers will only be sent to a bank account in the account holder's name.

Marketing and Advertising

     We intend to market UltimateTrader by targeting active traders through print, online and other advertisements. To date, we have engaged in limited marketing and advertising efforts, consisting primarily of print advertising in Investors Business Daily, a daily trade publication. We have also conducted surveys of our existing client base to understand their media consuming habits and demographic profiles in order to effectively target our advertising campaign. We are developing a comprehensive marketing plan to attract potential clients, as well as build market awareness, educate the investing public and develop brand name recognition and loyalty within the most active trading segment of the market. Our advertising efforts are expected to include advertisements in financial publications and various other regional and national publications that have demographics similar to our target markets. We also intend to advertise and promote UltimateTrader through Internet website and banner advertisements and television commercials.

     Our initial marketing efforts will be concentrated in the United States. However, as part of our long-term goals, we plan to market our services to trading communities interested in U.S. equities in Western Europe, Latin America, and Asia.

Competition

     The market for electronic brokerage services is intensely competitive, rapidly changing and has few barriers to entry. We believe that we compete on the basis of speed and accuracy of order execution, processing and confirmation, quality of client service, ease of use, amount and timeliness of information provided, price and reliability of our trading systems.

     We believe our competition consists of large and small brokerage firms, utilizing the Internet to transact retail brokerage business. Among such competitors are E*Trade Group, Inc., Charles Schwab & Co., Inc., Quick & Reilly, Inc., Waterhouse Securities, Inc., Fidelity Brokerage Services, Inc. and Datek Securities Corp. We also face competition for clients from full commission brokerage firms, including Morgan Stanley Dean Witter & Co., PaineWebber Incorporated and Salomon Smith Barney, as well as financial institutions and mutual funds.

Securities Regulation

     The securities industry in the United States is subject to extensive regulation under both federal and state laws. In addition, the SEC, the NASD, other self regulatory organizations, such as the various stock exchanges, and other regulatory bodies, such as state securities commissions, require strict compliance with their rules and regulations. Broker-dealers are subject to regulations covering all aspects of the securities business, including sales methods, trade practices among broker-dealers, use and safekeeping of clients' funds and securities, capital structure, record keeping and the conduct of directors, officers and employees. Certain changes in Watley's current business or practices, including converting to self-clearing operations, require NASD and other regulatory approval.

Net Capital Requirements

     The SEC, NASD and various other regulatory agencies have stringent rules with respect to the maintenance of specific levels of net capital by securities brokers, including the SEC's uniform net capital rule which governs Watley. Net capital is essentially defined as net worth (assets minus liabilities), plus other allowable credits and qualifying subordinated borrowings less certain mandatory deductions that result from excluding assets that are not readily convertible into cash and from valuing certain other assets, such as a firm's positions in securities, conservatively. Among these deductions are adjustments (called "haircuts") in the market value of securities to reflect the possibility of a market decline prior to disposition.

     As of September 30, 1998, Watley was required to maintain minimum "net capital," in accordance with SEC rules, of approximately $100,000 and had total net capital (as so computed) of approximately $161,128 or approximately $61,128 in excess of minimum net capital requirements.

Intellectual Property Rights

     We rely on a combination of copyright, trademark and trade secrets laws and non-disclosure agreements to protect our proprietary technologies, ideas, know-how and other proprietary information. We have no patents or registered copyrights. Notwithstanding the precautions we take, third parties may copy or otherwise obtain and use our proprietary technologies, ideas, know-how and other proprietary information without authorization or independently develop technologies similar or superior to our technologies. In addition, the confidentiality and non-competition agreements between our company and certain of our employees, distributors and clients may not provide meaningful protection of our proprietary technologies or other intellectual property in the event of unauthorized use or disclosure. Policing unauthorized use of our technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of software or other data transmitted.

     In November 1998, our company filed with the United States Patent and Trademark Office for a trademark registration on the supplemental register for the UltimateTrader name. Although we are not aware of any challenges to our right to use this trademark, we cannot assure you that a trademark registration will be granted or, if granted, that the use of this mark would be upheld if challenged.

     There has been substantial litigation in the software industry involving intellectual property rights. We believe that our technologies and trading systems have been developed independent of others. Third parties may assert infringement claims against our company and our technologies and trading systems may be determined to infringe on the intellectual property rights of others.

Computer Strategies, Inc. Acquisition

     Effective October 2, 1998, our company acquired all of the capital stock of Computer Strategies, Inc. for 38,260 shares of common stock valued at $183,648. Computer Strategies is a recently formed company providing computer software consulting services. Leon Ferguson was the founder and sole stockholder of Computer Strategies and became our Senior Vice President and Chief Information Officer upon closing of the acquisition. See "Management -- Executive Officers and Directors" and "Certain Transactions."

Personnel

     As of November 24, 1998, we employed a total of 45 persons, of whom 10 are engaged in executive management, 10 in trading activities, 10 in client service, 3 in sales and marketing, 5 clerical and back office personnel as well as 7 other employees. In addition, we retain a computer development and consulting firm on an exclusive basis. We believe our relations with our employees are generally good and we have no collective bargaining agreements with any labor unions.

     Our registered representatives are required to take examinations administered by the NASD and state authorities in order to be qualified to transact business, and are required to enter into agreements with Watley obligating them to adhere to Watley's supervisory procedures and not to solicit customers in the event of termination of employment. Watley's agreements with registered representatives do not obligate such representatives to be associated with Watley for any length of time.

Properties

     Our principal offices are located at 40 Wall Street, New York, New York, where we occupy approximately 15,000 square feet at an annual cost of approximately $480,000, or $40,000 per month, plus escalations. Although the lease began in January 1998, monthly rental payments will not commence until June 1999. The initial term of the lease for the new office space expires in June 2009.

     Watley's operations are currently located at our offices at 33 West 17th Street, New York, New York, where we occupy 7,400 square feet at an annual rent of $131,000. These operations will be moved to our 40 Wall Street location over the next several months. In addition, we occupy an additional 2,600 square feet of space in New York, at an annual rental of $94,884 for our institutional division. The lease for such space expires in 2004.

Legal Proceedings

     Our business involves substantial risks of liability, including exposure to liability under federal and state securities laws in connection with the underwriting or distribution of securities and claims by dissatisfied clients for fraud, unauthorized trading, churning, mismanagement and breach of fiduciary duty. In recent years, there has been an increasing incidence of litigation involving the securities industry, including class actions which generally seek rescission and substantial damages.

     In the ordinary course of business, we and our principals are, and may become a party to legal or regulatory proceedings or arbitrations. We are not currently involved in any legal or regulatory proceedings or, arbitrations, the outcome of which is expected to have a material adverse effect on our business. Because of the nature of our business, we may become party to legal or regulatory proceedings or arbitrations.

                                  MANAGEMENT

Executive Officers and Directors

     Our executive officers and directors are as follows:

Name                             Age    Positions
----                             ---    ---------
Steven Malin ................    41     Chairman of the Board, Chief Executive Officer and Director

Harry Simpson ...............    32     President, Chief Operating Officer and Director

Robert Malin ................    33     President of A.B. Watley, Inc. and Director

Anthony G. Huston ...........    35     Executive Vice President -- Strategic Planning

Eric Steinberg ..............    33     Executive Vice President -- Administration

Leon Ferguson ...............    36     Senior Vice President and Chief Information Officer

Jonathan Priddle ............    36     Senior Vice President -- Sales

Brett Vernick ...............    30     Senior Vice President -- Management Information Services

Michael Fielman .............    48     Vice President -- Finance

William Brawer ..............    42     Director

Elizabeth Chambers ..........    36     Director

Mark Chambre ................    38     Director

Stanley Weinstein ...........    72     Director

     Steven Malin co-founded our company in May 1996 and has been our Chairman of the Board and Chief Executive Officer since inception. From April 1993 to May 1996, Mr. Malin served as a consultant to Watley. From 1987 to 1993, he was a Senior Foreign Exchange Options Broker for Tullett and Tokyo Forex, Inc., a global inter-bank money brokering firm with its primary offices located in London, New York and Tokyo. Mr. Malin attended The Fletcher School of Law and Diplomacy from 1982 to 1984. He received a bachelor of arts degree from Vassar College in 1980.

     Harry Simpson has been our President and Chief Operating Officer since March 1998 and was our Executive Vice President of Online Brokerage Services from May 1996 until March 1998. From January 1993 to September 1995, he served as Vice President of Tullett and Tokyo Forex, Inc., and Manager of its Foreign Exchange Options Desk in New York. From January 1988 to December 1992, Mr. Simpson worked as a Senior Foreign Exchange Options Broker for Exco International, Inc., an international money broker in Hong Kong and Tokyo. Mr. Simpson received a bachelor of science degree in finance from Indiana University in 1987.

     Robert Malin is a co-founder of our company. He has been associated with Watley since August 1993, initially as General Securities Principal and director of day-to-day operations and, most recently, serving as President. His prior experience includes managing equity-trading, client services and brokerage operations. Mr. Malin and Steven Malin are brothers.

     Anthony G. Huston. Mr. Huston joined our company in May 1996 as Executive Vice President. From September 1995 to May 1996, Mr. Huston served as a consultant to Watley. From August 1988 to May 1995 he served as Vice President and Manager in the Foreign Exchange Options Department in the New York, Tokyo, and London offices of Tullett and Tokyo Forex, Inc. Mr. Huston received a bachelor of arts degree in asian studies and international relations from the University of Michigan in 1985. He attended New York University as a post graduate student in economics.

     Eric Steinberg. Mr. Steinberg has been Executive Vice President of Administration of our company since March 1998. His responsibilities include management of our company offices and negotiating all purchase and leasing arrangements for our company. From May 1996 to March 1998, Mr. Steinberg served as an administrative consultant to our company. Prior thereto, from August 1993 to May 1996 he served as a consultant to Watley. From 1991 to 1993, he was a manager at Primary Financial Services, Inc., a financial consulting and leasing company. From September 1986 to May 1991, Mr. Steinberg was employed as an account manager by Manhattan Leasing, Inc., a New York based leasing company.

     Leon Ferguson. Mr. Ferguson joined our company in October 1998 as Senior Vice President and Chief Information Officer in connection with our acquisition of Computer Strategies, Inc., a software consulting firm he formed in 1996 and served as its President and Chief Executive Officer since inception. From May 1994 to January 1996, Mr. Ferguson served as Director of Information Technology Strategies at Williams Telecommunications Group, a long-distance telecommunications company that was acquired by WorldCom, Inc. in 1995. From May 1990 to May 1994, Mr. Ferguson served as Chairman of Digital Communications Associates, Inc. a software development company he founded which specializes in high speed transaction solutions for the long distance telecommunications industry. Mr. Ferguson received a bachelor of computer science degree from the University of Oklahoma in 1988.

     Jonathan Priddle. Mr. Priddle has served as our company's Senior Vice President of Sales since December 1998. From March 1997 to November 1998, he provided consulting services to our company. From August 1995 to March 1997, he served as a senior broker at Eurobrokers, Inc., a global interbank money brokering firm in New York. From January 1995 to August 1995, Mr. Priddle served as a Senior Currency Broker in the New York office of Tullett and Tokyo Forex, Inc. From April 1994 to January 1995, Mr. Priddle was the Manager of the Currency/FRA Department at Cantor Fitzgerald Associates, a foreign exchange brokerage firm. From March 1992 to April 1994 Mr. Priddle was a broker in the Currency Arbitrage Department of Garvin Guybutler Corporation, a global interbank money brokering firm. Mr. Priddle began his career with Tullett and Tokyo, Inc. in June 1985 and served in the London, Tokyo and New York offices until March 1992. Mr. Priddle attended Yeovil Tertiary College from September 1978 to March 1981 and Bristol Polytechnic from March 1981 to March 1986. Both institutions are located in the United Kingdom.

     Brett Vernick. Mr. Vernick has served as our company's Senior Vice President for Management Information Services since May 1996. From March 1995 to April 1996, Mr. Vernick served as the Eastern U.S. Region Network Specialist for PC Quote, Inc., an international data feed corporation. From August 1992 to February 1995, he served as Director of Management Information Systems for Soil Mechanics Environmental Services, Inc. Mr. Vernick received a bachelor of science degree in political science and international relations from Stonybrook in 1993.

     Michael Fielman. Mr. Fielman joined our company in April 1998 as Vice President -- Finance. From January 1996 to March 1998, he was Controller of Cord Contracting Co., Inc., a hydrogeologic consulting drywall contractor. From 1991 to January 1996, he was Chief Financial Officer of Artkraft Strauss Sign Corporation, a provider of advertising signs. He received a bachelor of science degree from New York Institute of Technology in 1973.

     William Brawer has agreed to serve as a director of our company upon the closing of this offering. Since February 1996, he has served as Chairman and Chief Executive Officer of Brawer Brothers, a producer of nylon and polyester bi-products. Prior thereto he served in various other senior management capacities with Brawer Brothers. Mr. Brawer received a bachelor of science degree from Colorado University in 1978.

     Elizabeth Chambers has agreed to serve as a director of our company upon the closing of this offering. Since September 1998, she has been Vice President of Business Design at Readers Digest, Inc. From June 1988 to August 1998, Ms. Chambers served in the New York office of the business consulting firm, McKinsey & Company, where she became a partner in 1997. Ms. Chambers is a member of Phi Beta Kappa and received a bachelor of arts degree in economics and political science from Stanford University in 1985. She received a Masters of Business Administration from Harvard School of Business in 1989.

     Mark Chambre has agreed to serve as a director of our company upon the closing of this offering. Since June 1993, he has served as Senior Broker in the Yen Swaps Division of the Tokyo Forex Co., Inc., in Tokyo, Japan. From April 1988 to May 1993, Mr. Chambre served as Manager of the Tokyo Forex Co.'s Financial Futures Division. Mr. Chambre joined its parent company, Tullett and Tokyo, Inc., in New York in 1983. Mr. Chambre received a bachelor of arts degree from Drew University in 1982.

     Stanley Weinstein has agreed to serve as a director of our company upon the closing of this offering. He has been an independent corporate financial consultant since 1991. From 1960 to 1991 he served as a partner with Deloitte & Touche, LLP, an international accounting firm. Mr. Weinstein served for fifteen years as adjunct Associate Professor of Accounting at Pace University and co-authored the widely recognized SEC Compliance -- Financial Reporting and Forms handbook. He received a bachelor of business administration degree in accounting from City College of New York in 1949. Since May 1995, he has served as a director of York Research Corp., a company engaged in the production and marketing of energy related projects.

     Directors are elected at each annual meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

     We have agreed, for a period of five years from the date of this prospectus, if so requested by the underwriter, to nominate and use our best efforts to elect a designee of the underwriter as a director of our company or, at the underwriter's option, as a non-voting adviser to our board of directors. Our officers, directors and principal stockholders have agreed to vote their shares of common stock in favor of such designee. The underwriter has not yet exercised its right to designate such a person.

Special Advisory Board

     Effective as of the date of this prospectus, we have established a special advisory board to the board of directors which will initially consist of Anthony
G. Huston and Eric Steinberg. The special advisory board will advise and assist the board of directors in executive planning and decision making. Members of our special advisory board will be invited to attend, observe and participate in all meetings of the board of directors but will not have the right to cast a vote.

Board Committees

     The board of directors has established a Compensation Committee which, upon the consummation of this offering, will be comprised of Mark Chambre and William Brawer. The Compensation Committee will review and determine the compensation for all officers and directors of our company and will review general policy matters relating to the compensation and benefits of all employees. The Compensation Committee will also administer each of the stock option plans.

     The board of directors has established an Audit Committee which, upon the consummation of this offering, will be comprised of Elizabeth Chambers and Stanley Weinstein. The Audit Committee will recommend to the board of directors the annual engagement of a firm of independent accountants and will review with the independent accountants the scope and results of audits, the internal accounting controls of our company and audit practices and professional services rendered to our company by such independent accountants.

Directors' Compensation

     All directors are reimbursed for their reasonable expenses incurred in attending meetings of the board of directors and its committees. Directors who are employees of our company receive no additional compensation for service as members of the board of directors or committees. Following this offering, all non-employee directors of our company will be compensated annually for their services at $2,000 and non-qualified options to acquire 1,500 shares of common stock at the end of each year of service.

Executive Compensation

     The following table shows compensation paid by our company for services rendered during the fiscal year ended September 30, 1998 to Mr. Steven Malin, our Chief Executive Officer. No other executive officer of our company received salary and bonus compensation which exceeded $100,000 in such fiscal year.

                          Summary Compensation Table

                                Annual Compensation
Name and                   ---------------------------     Other Annual
Principal Position          Salary($)(1)     Bonus($)     Compensation(2)
------------------         --------------   ----------   ----------------
Steven Malin ...........       $70,000          $--            $  --
 Chief Executive Officer

------------
(1) Steve Malin's compensation during the year ended September 30, 1998 was forgiven by him.

(2) No such compensation was paid by our company and there were no "long-term compensation" payments made in any form.

     There were no stock option grants to the named executive officer, during the fiscal year ended September 30, 1998.

Employment Agreements

     Our company has entered into a four-year employment agreement with Steven Malin and three-year employment agreements with Harry Simpson, Robert Malin, Anthony G. Huston and Eric Steinberg all of which are automatically renewable for additional one-year terms and provide for annual base compensation of $90,000, respectively, until the effectiveness of this offering, whereupon annual base compensation under each agreement will be increased to $110,000. Each agreement provides for a bonus equal to 20% of their salaries, payable semi-annually, based upon certain revenue levels achieved by our company, as may be approved by the board of directors or a committee thereof.

     Each of the employment agreements requires the officer to devote his full time and efforts to our company and contains non-competition and non-disclosure covenants of the officer for the term of his employment and for a period of two years thereafter. Each employment agreement provides that we may terminate the agreement for cause. In addition, each employment agreement provides for termination by either party without cause upon at least 180 days written notice prior to the end of the original term or any renewal term.

Stock Option Plans

     On January 27, 1997, the board of directors and stockholders adopted our 1997 stock option plan and on March 16, 1998, our board of directors and stockholders adopted our 1998 stock option plan (which was amended in January
1999). We have reserved 400,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1997 stock option plan and 600,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1998 stock option plan, as amended. The 1997 and 1998 stock option plans are intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in the ownership and growth of our company through the grant of incentive and non-qualified options.

     Under each of the stock option plans we may grant incentive stock options only to key employees (including officers) and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. Incentive stock options granted under either of the stock option plans are intended to be "Incentive Stock Options" as defined by Section 422 of the Internal Revenue Code of 1986, as amended. The 1997 stock option plan shall be administered by a committee, appointed by our board of directors, consisting of from one to three directors. The 1998 stock option plan shall be administered directly by our board of directors.

     Subject to the provisions of each of the stock option plans, either the board or the committee will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under each of the stock option plans may not exceed ten years (five years in the case of an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options shall be equal to or greater than 100% of the "fair market value" of the shares of the common stock at the time the incentive stock option is granted; provided, however, that incentive stock options granted to a 10% holder of our voting stock shall be exercisable only at a price that is equal to or greater than 110% of the fair market value of the common stock on the date of the grant of the incentive stock option. The exercise price for non-qualified options will be set by the board or the committee, in its discretion, but in no event shall such exercise price be less than the fair market value of the shares of common stock on the date of grant. Such exercise price may be payable in cash or, with the approval of the board or the committee, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options granted under each of the plans will be subject to certain restrictions on sale or transfer.

     Under the 1998 stock option plan, grants of options (including both incentive and non-qualified stock options) to any one optionee who is an employee of our company, shall be limited to options to purchase 150,000 shares of common stock in any calendar year. In addition, the board or the committee determines the schedule of the time or times when an option may be exercised, provided, however, that the aggregate fair market value of the shares of common stock as to which an optionee may exercise incentive stock options may not exceed $100,000 in any calendar year.

     Each of the 1997 and 1998 stock option plans provide that the number of options, including both issued and unissued options, and their exercise prices, are to be appropriately adjusted for mergers, consolidations, recapitalizations, stock dividends, stock splits or other share combinations. Shares allocated to options and stock appreciation rights which have terminated for reasons other than the exercise thereof may be reallocated to other options and/or stock appreciation rights.

     Each of the 1997 and 1998 stock option plans provide that if an optionee dies, his options may be exercised by his executors or administrators, or by any person who acquired the right to exercise such options, to the extent that the optionee would have been entitled to do so at the date of death, at any time, or from time to time, within one year after the date of optionee's death, but not later than the expiration of the option. If an optionee's employment is terminated, whether for cause or otherwise, an optionee may exercise such option, to the extent that he would have been entitled to do so at the date of termination, at any time, or from time to time, within ninety days of the date of termination but not later than the expiration of the option.

     As of the date of this prospectus, we have granted options to purchase 825,150 shares of common stock under our stock options plans at an exercise price ranging from $2.00 to $6.00 per share. Of such options, options to purchase 545,000 shares have been granted to our officers and directors. All of the options granted to such officers and directors terminate on the ten year anniversary of their vesting date.

401(k) Plan

     Watley maintains a standardized 401(k) Plan known as the "A.B. Watley, Inc. 401(k) Savings Plan", a defined contribution pension plan with a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) plan is intended to qualify under Section 401(a) of the code, so that contributions, and income earned thereon, are not taxable to employees until withdrawn. All regular full-time employees over the age of 21 are eligible to participate in the 401(k) plan. The 401(k) plan provides that each participant may make elective pre-tax salary deferrals up to 10% of his or her annual compensation, subject to statutory limits. Our company also may make discretionary annual matching contributions in amounts determined by the compensation committee of the board of directors, subject to statutory limits. Our policy is to base contributions on profitability. The trustee of the 401(k) plan invests each employee's account at the direction of the employee, who may choose among several investment alternatives, which do not include shares of our company's common stock. Our company did not make any contributions to the 401(k) plan during the last two fiscal years.

Limitation on Liability and Indemnification Matters

     As authorized by the Delaware General Corporation Law, our certificate of incorporation provides that no director of our company shall be personally liable to our company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to our company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock redemptions or repurchases or (iv) for any transaction from which the director derived an improper personal benefit. This provision eliminates the rights of our company and its stockholders (through stockholders' derivative suits on behalf of our company) to recover monetary damages against a director for breach of the fiduciary duty of care (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of our company or any stockholder to seek injunctive relief or rescission in the event of a breach of a director's duty of care. In addition, our certificate of incorporation provides that if the Delaware General Corporation Law is amended to further eliminate or limit the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by such amendment. These provisions will not alter the liability of directors under federal securities laws.

     Our certificate of incorporation further provides for the indemnification of any and all persons who serve as a director, officer, employee or agent of our company to the fullest extent permitted under the Delaware General Corporation Law.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

     Prior to the closing of this offering, we will obtain and maintain a policy of insurance under which directors and officers of our company will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including liabilities under the Securities Act.

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to our company, as of the date of this prospectus and as adjusted to reflect the sale by our company of the 1,700,000 shares of common stock offered hereby, relating to the beneficial ownership of shares of common stock by: (i) each person who is known by us to be the beneficial owner of more than five percent of the outstanding shares of common stock; (ii) each director or person who has agreed to become a director of our company; and (iii) all executive officers and directors of our company as a group.

                                                                       Percentage of Shares Beneficially
                                                                                   Owned(2)
                                                Number of Shares      -----------------------------------
 Name and Address of Beneficial Owner(1)     Beneficially Owned(2)     Before Offering     After Offering
-----------------------------------------   -----------------------   -----------------   ---------------
Steven Malin(3) .........................          1,600,000               29.5%               22.5%
Harry Simpson ...........................            541,667(4)             9.9                 7.6
Anthony G. Huston .......................            500,000                8.9                 6.8
Robert Malin(3) .........................            425,000                7.8                 6.0
Linda Malin(3) ..........................            425,000                7.8                 6.0
Eric Steinberg ..........................            425,000                7.8                 6.0
Mark Chambre  ...........................             52,500                  *                   *
William Brawer ..........................                  0                  0                   0
Elizabeth Chambers ......................                  0                  0                   0
Stanley Weinstein .......................                  0                  0                   0
All directors and executive officers as a

 group (13 persons) .....................          3,936,094(5)            66.6%               51.7%

------------
  * Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is care of our company, 40 Wall Street, New York, New York 10005.

(2) Unless otherwise indicated, our company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this prospectus have been exercised and converted. Assumes a base of 5,637,696 shares of common stock outstanding prior to this offering and a base of 7,337,696 shares of common stock outstanding immediately after this offering, before any consideration is given to outstanding options, warrants or convertible securities.

(3) Steven Malin and Robert Malin are brothers and Linda Malin is their sister.

(4) Includes 41,667 shares of common stock issuable upon exercise of currently exercisable options. Does not include 83,333 shares of common stock issuable upon exercise of options which are not currently exercisable.

(5) Includes 268,334 shares of common stock issuable upon exercise of currently exercisable options. Does not include 276,666 shares of common stock issuable upon exercise of options which are not currently exercisable.

                             CERTAIN TRANSACTIONS

     In October 1994, Steven Malin, Chief Executive Officer and principal stockholder of our Company, loaned Watley $55,000 on an interest free basis. The maturity date for this loan is October 31, 1999. Additionally, in April 1995, Mr. Malin loaned Watley $125,000 at an interest rate of 12% per annum. The maturity date for this loan is April 30, 2000. Each of such loans are subordinate to the prior payment by Watley in full of all other present and future creditors.

     In October 1995, Mel Steinberg, the father of Eric Steinberg, an executive officer and principal stockholder of our company, loaned Watley $200,000 at an interest rate of 15% per annum. Additionally, effective October 30, 1996, Mr. Steinberg loaned Watley $150,000 at an interest rate of 13% per annum. The maturity date for each of the loans is October 31, 1999. Each of such loans are subordinate to the prior payment by Watley in full of all other present and future creditors.

     On September 4, 1996, we loaned $100,000 to Robert Malin, President of Watley and a director and principal stockholder of our company. The loan bears interest at the rate of 6% per annum and is due upon demand.

     In January 1997, we acquired all of the issued and outstanding shares of Watley which were held by Steven Malin and Robert Malin. As consideration for the acquisition, our company issued 425,000 shares of common stock to Robert Malin and 6,538 shares of common stock to Steven Malin. The aggregate value of the shares issued by our company was $80,000.

     In April 1997, we completed a private placement of 1,050,000 shares of common stock for which we received net proceeds of $2,045,000. In connection with such private placement, Jonathan Priddle, an executive officer of our company, purchased 25,000 shares at a price of $50,000 and Mark Chambre, who has agreed to serve as a director of our company upon the closing of this offering, purchased 37,500 shares at a price of $75,000. In addition, relatives of Anthony Huston and Eric Steinberg, each an executive officer and principal stockholder of our company, purchased an aggregate of 52,500 shares at an aggregate price of $105,000. All of these purchases were on the same terms and at the same price as the purchases made by the other investors in such private placement.

     In May 1997, we sold certain computer hardware and related assets to Centennial Ventures, Inc., a broker-dealer of which Linda Malin, a principal stockholder of our company and the sister of Steven and Robert Malin, is an executive officer. As consideration for such sale, Centennial Ventures, Inc. delivered a promissory note in the principal amount of $39,860.75. The note is due on May 1, 1999, bears interest at the rate of 8% per annum and is secured by all of the assets sold to Centennial Ventures, Inc. by our company.

     In February 1998, Mel Steinberg loaned our company $100,000 at an interest rate of 8%. The loan is due in February 2001. As additional consideration for the loan, we granted Mr. Steinberg an option to purchase 16,666 shares of common stock for nominal consideration. Mr. Steinberg has notified our company that he intends to exercise the option upon the completion of this offering. We have agreed to repay the loan, including interest accrued thereon through the date of this prospectus, from the proceeds of this offering.

     On October 2, 1998, we entered into a loan agreement with New York Small Business Venture Fund LLC pursuant to which we borrowed $500,000 at an interest rate of 12% per annum, repayable over 36 months, with payments of interest only in the first two years. We granted the lender a security interest in substantially all of our assets to secure our obligations under the loan, and six persons who are officers, directors and/or principal stockholders of our company guaranteed our obligations under such loan. We intend to repay this loan out of the proceeds of this offering, which will discharge the liability of such guarantors. Stanley Weinstein, who has agreed to serve as a director of our company on the date of this prospectus, received a $25,000 consulting fee from our company in connection with the loan.

     Effective October 2, 1998, we acquired all of the shares of capital stock of Computer Strategies, Inc., for 38,260 shares of our company's common stock valued at $183,660. Leon Ferguson was the founder and sole stockholder of Computer Strategies, Inc., and became our Senior Vice President and Chief Information Officer upon the closing of the acquisition.

     In January 1999, we completed a private placement of 221,500 shares of common stock to 12 investors for which we received net proceeds of approximately $1,050,000. In connection with such private placement, Anthony Huston purchased 50,000 shares at a price of $240,000, a trust naming Leon Ferguson and his wife as beneficiaries for which Mr. Ferguson is sole trustee purchased 52,000 shares at a price of $249,600 and Mark Chambre purchased 15,000 shares at a price of $72,000. All of the purchasers of such shares agreed not to sell or otherwise dispose of such shares for a period of twelve months from the date of this prospectus. All of these purchases were made on the same terms and at the same price per share as the purchases made by the other investors in such private placement.

                           DESCRIPTION OF SECURITIES

     Our company's authorized capital stock consists of 20,000,000 shares of common stock, $.001 par value per share and 1,000,000 shares of preferred stock $.01 par value per share. As of the date of this prospectus, 5,637,696 shares of common stock are currently issued and outstanding and no shares of preferred stock are outstanding. Upon closing of this offering there will be 7,337,696 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

     Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In any liquidation, dissolution or winding up of our company, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

     Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is issued. All outstanding shares of common stock are, and the shares underlying all options and warrants will be, duly authorized, validly issued, fully paid and non-assessable upon issuance of such shares by our company.

Preferred Stock

     Our board of directors is authorized, without further action by the stockholders, to issue 1,000,000 shares of preferred stock from time to time in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including: the rights and terms relating to any new series of preferred stock could adversely affect the voting power or other rights of the holders of common stock. Additionally, such preferred stock may be used, under certain circumstances, to discourage, delay or prevent a change in control of our company.

Registration Rights

     The holders of 411,175 shares of common stock (including 331,250 shares of common stock issuable upon exercise of currently exercisable warrants) are entitled to certain piggyback registration rights, under the Securities Act, with respect to such shares. Whenever we propose to register any of our securities under the Securities Act for our own account or for the account of other security holders, we shall be required to promptly notify the holders of each of the registerable shares of such proposed registration. We will be required to include all registerable shares which such holders may request to be included in such registration, subject to certain limitations. Such holders have waived their registration rights in connection with this offering. Additionally, holders of the registerable shares have agreed not to request registration or sell or otherwise dispose of the registerable shares for a period of 12 months following the date of this prospectus.

     In connection with this offering, we have agreed to grant to the underwriter certain demand and piggyback registration rights in connection with the 170,000 shares of common stock issuable upon exercise of the underwriter's warrants. See "Underwriting."

Delaware Anti-Takeover Law

     We are subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

Transfer Agent and Warrant Agent

     The transfer agent for the common stock and the warrant agent for the underwriter's warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of this offering, our company will have 7,337,696 shares of common stock issued and outstanding of which the 1,700,000 shares offered hereby will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate of our company" (in general, a person who has a controlling position with regard to the company), which will be subject to the resale limitations of Rule 144 promulgated under the Securities Act.

     All of the remaining 5,637,696 shares of common stock currently outstanding are "restricted securities," as that term is defined under Rule 144. Of such restricted shares, an aggregate of 4,000,000 shares will be immediately eligible for sale, subject to the contractual restrictions described below. Of the remaining restricted shares, 1,120,000 restricted shares will become eligible for sale under Rule 144 beginning 90 days following the date of this prospectus, and the balance of the restricted shares will become eligible for sale pursuant to Rule 144 at various times beginning May 1999, subject to the contractual provisions described below. In addition, we have granted certain registration rights to holders of 411,175 of such restricted shares (including 331,250 shares of common stock issuable upon exercise of currently exercisable warrants), as well as demand and piggyback registration rights to the underwriter with respect to the shares of common stock issuable upon exercise of the underwriter's warrants. The holders (including all officers and directors) of substantially all of the restricted shares of common stock have agreed not to sell or otherwise dispose of any shares of common stock (including pursuant to Rule 144) or exercise any registration rights for a period of twelve months following the date of this prospectus without the underwriter's prior written consent.

     In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated), who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate of our company) would be entitled to sell, within any three month period, such number of shares that does not exceed the greater of: (i) 1% of the then outstanding shares of our company's common stock; or (ii) the average weekly trading volume of our company's common stock during the four calendar weeks preceding such sale, provided, that, certain public information about our company as required by Rule 144 is then available and the seller complies with certain manner of sale provisions and notice requirements. A person who is not an affiliate of our company, has not been an affiliate within three months prior to sale and has beneficially owned the restricted securities for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Prior to this offering, there has been no public market for the common stock and no prediction can be made as to the effect, if any, that market sales of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our company's ability to raise capital through the sale of its equity securities.

                                 UNDERWRITING

     Whale Securities Co., L.P., as underwriter, has agreed, subject to the terms and conditions contained in the underwriting agreement relating to this offering, to purchase the 1,700,000 shares of common stock offered by our company.

     The underwriting agreement provides that the obligations of the underwriter thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the underwriter's obligations is such that they are committed to purchase and pay for all of the shares of common stock if any are purchased.

     The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus. The underwriter may allow certain dealers who are members of the NASD concessions, not in excess of $. per share, of which not in excess of $. per share may be reallowed to other dealers who are members of the NASD.

     We have granted to the underwriter an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 255,000 shares at the public offering price set forth on the cover page of this prospectus, less underwriting discounts and commissions. The underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of the shares of common stock offered hereby. If the underwriter exercises its over-allotment in full, the total price to public would be $11,730,000, the total underwriting discounts and commissions would be $1,173,000 and the total proceeds (before payment of the expenses of this offering) to our company would be $10,557,000

     We have agreed to pay to the underwriter a non-accountable expense allowance equal to 3% of the gross proceeds derived from the sale of the shares offered hereby, including any securities sold prior to the underwriter's over-allotment option, $50,000 of which has been paid as of the date of this prospectus. We have also agreed to pay all expenses in connection with qualifying the shares offered under the laws of such states as the underwriter may designate, including expenses of counsel retained for such purpose by the underwriter. We estimated the expenses of this offering to be $930,000, or $975,900 if the underwriter's over-allotment option is completely exercised.

     At the closing of this offering, we will sell to the underwriter and its designees, for an aggregate of $100, underwriter's warrants to purchase up to 170,000 shares of common stock. The underwriter's warrants are exercisable at any time, in whole or in part, during the four-year period commencing one year from the date of this prospectus, at an exercise price of $9.90 per share (165% of the public offering price per share). The underwriter's warrants are only assignable or transferable to the officers and partners of the underwriter and members of the selling group for one year following the date of this prospectus. During the exercise period, the holders of the underwriter's warrants will have the opportunity to profit from a rise in the market price of the common stock, which will dilute the interests of our stockholders. We expect that the underwriter's warrants will be exercised when we would, in all likelihood, be able to obtain any capital it needs on terms more favorable. Any profit realized by the underwriter on the sale of the underwriter's warrants, the underlying shares of common stock or the underlying warrants may be deemed additional underwriting compensation. The underwriter's warrants contain a cashless exercise provision. We have agreed that, upon the request of the holders of the majority of the underwriter's warrants, we will (at our own expense), on one occasion during the exercise period, register the underwriter's warrants and the shares of common stock underlying the underwriter's warrants under the Securities Act. We have also agreed to include the underwriter's warrants and all such underlying shares of common stock in any appropriate registration statement which is filed by us under the Securities Act during the seven years following the date of this prospectus.

     We will retain the underwriter as a financial consultant for a period of two years following closing of the offering for a fee of $60,000, payable in full in advance. The consulting agreement with the underwriter does not require the underwriter to devote a specific amount of time to the performance of its duties there-under. It is anticipated that these consulting services will be provided by principals of the underwriter and/or members of the underwriter's corporate department who, however, have not been designated as of the date hereof. In the event that the underwriter originates a financing or a merger, acquisition, joint venture or other transaction to which we are a party, the underwriter will be entitled to receive a finder's fee in consideration of the origination of such transaction.

     We have agreed, for a period of five years from the date of this prospectus, if so requested by the underwriter, to recommend and use our best efforts to elect a designee of the underwriter as a director of our company. Our officers, directors and principal stockholders have agreed to vote their shares of common stock in favor of such designee. The underwriter has not yet exercised and currently does not intend to exercise its right to designate such a person.

     All of our officers, directors and securityholders have agreed not to sell or otherwise dispose any of their securities in the public markets for a period of twelve months from the date of this prospectus without the underwriter's prior written consent.

     The underwriter has informed us that it does not expect sales of the securities offered to discretionary accounts to exceed 1% of the shares offered hereby.

     We have agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act.

     Prior to this offering there has been no public market for the common stock. Accordingly, the initial public offering price of the common stock will be determined by negotiation between us and the underwriter and may not necessarily be related to our asset value, net worth or other established criteria of value. Factors to be considered in determining such price include our financial condition and prospects, an assessment of our management, market prices of similar securities of comparable publicly-traded companies, certain financial and operating information of companies engaged in activities similar to those of our company and the general condition of the securities market.

     In connection with this offering, the underwriter may engage in passive market making transactions in the shares on Nasdaq in accordance with Rule 103 of Regulation M promulgated under the Securities Act.

     In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. These transactions may include stabilization transactions permitted by Rule 104 of Regulation M, under which persons may bid for or purchase shares to stabilize the market price. Specifically, the underwriter may over-allot in connection with the offering, creating a short position in the common stock for its own account. In addition, to cover over-allotments or to stabilize the price of the common stock, the underwriter may bid for, and purchase, shares of common stock in the open market. The underwriter may also reclaim selling con-cessions allowed to a dealer for distributing the common stock in the offering, if the underwriter repurchases previously distributed common stock in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the common stock above independent market levels. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

                                 LEGAL MATTERS

     The validity of the securities offered hereby will be passed upon for our company by Hartman & Craven LLP, New York, New York. Edward I. Tishelman, a member of the firm of Hartman & Craven LLP, is the owner of 112,500 shares of common stock. Certain legal matters in connection with this offering will be passed upon for the underwriter by Tenzer Greenblatt LLP.

                                    EXPERTS

     The consolidated financial statements of our company as of September 30, 1997 and September 30, 1998, and for each of the two years in the period ended September 30, 1998, appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, independent auditors as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

     We have filed with the SEC the registration statement on form SB-2 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits filed therewith, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information with respect to our company and the securities offered hereby, reference is hereby made to the registration statement and to the exhibits filed as a part thereof. Statements contained in this prospectus regarding the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement, and each such statement is hereby qualified in its entirety by such reference. The registration statement, including all exhibits thereto, may be inspected without charge at the principal office of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, upon the payment of prescribed fees. In addition, registration statements and certain other filings made with the commission through its Electronic Data Gathering, Analysis and Retrieval systems are publicly available through the commission's site on the World Wide Web located at http://www.sec.gov. The registration statement, including all exhibits and schedules thereto and amendments thereof, has been filed with the commission through the Electronic Data Gathering, Analysis and Retrieval system.

     Upon consummation of this offering, we will become subject to the reporting requirements of the Securities Exchange Act and in accordance therewith, will file reports, proxy statements and other information with the commission. We intend to furnish our stockholders with annual reports containing audited financial statements and such other periodic reports as we deem appropriate or as may be required by law.

                       Internet Financial Services Inc.

                       Consolidated Financial Statements

                    Years ended September 30, 1998 and 1997

                                   Contents

Report of Independent Auditors .....................................  F-2
Consolidated Statements of Financial Condition .....................  F-3
Consolidated Statements of Operations ..............................  F-4
Consolidated Statements of Changes in Stockholders' Equity .........  F-5
Consolidated Statements of Cash Flows ..............................  F-6
Notes to Consolidated Financial Statements .........................  F-7

                        Report of Independent Auditors

To the Board of Directors and Stockholders of Internet Financial Services Inc.

     We have audited the accompanying consolidated statements of financial condition of Internet Financial Services Inc. (the "Company") as of September 30, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Internet Financial Services Inc. as of September 30, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

New York, New York                               Ernst & Young LLP
November 13, 1998

                       Internet Financial Services Inc.

                Consolidated Statements of Financial Condition

                                                                                  September 30
                                                                              1998             1997
                                                                         --------------   --------------
Assets
Cash and cash equivalents ............................................    $    970,308     $    702,693
Restricted cash ......................................................              --          113,569
Securities owned, at market value ....................................         104,518           24,206
Receivables from clearing brokers ....................................         531,835          292,356
Property and equipment at cost, net of accumulated depreciation of
 $530,892 and $167,774 in 1998 and 1997, respectively ................       3,650,743        1,010,208
Loans receivable from related party ..................................         115,711          123,697
Deferred offering costs ..............................................          75,235               --
Other assets .........................................................          91,107          119,902
                                                                          ------------     ------------
Total assets .........................................................    $  5,539,457     $  2,386,631
                                                                          ============     ============
Liabilities and stockholders' equity
Liabilities:

 Subordinated borrowings .............................................    $    350,000     $    350,000
 Subordinated borrowings from related party ..........................         180,000          180,000
 Securities sold, not yet purchased, at market value .................          19,137               --
 Notes payable .......................................................         250,000               --
 Bank loan ...........................................................          80,000          120,000
 Deferred rent incentives ............................................         803,968               --
 Accounts payable and accrued liabilities ............................       2,101,933          681,899
                                                                          ------------     ------------
Total liabilities ....................................................       3,785,038        1,331,899
Stockholders' equity:
 Common stock, $.001 par value, 10,000,000 shares authorized, 5,137,500 and 5,050,000 shares issued and outstanding in 1998 and
   1997, respectively ................................................           5,138            5,050
 Additional paid-in capital ..........................................       3,758,333        2,441,902
 Option costs, net ...................................................        (100,292)               -
 Subscriptions receivable (250,011 and 3,568,462 shares in 1998 and
   1997, respectively) ...............................................          (4,999)        (120,869)
 Accumulated deficit .................................................      (1,903,761)      (1,271,351)
                                                                          ------------     ------------
Total stockholders' equity ...........................................       1,754,419        1,054,732
                                                                          ------------     ------------
Total liabilities and stockholders' equity ...........................    $  5,539,457     $  2,386,631
                                                                          ============     ============

                See notes to consolidated financial statements.

                       Internet Financial Services Inc.

                     Consolidated Statements of Operations

                                                                     Year ended September 30
                                                                     1998               1997
                                                                --------------   -----------------
Revenues:
 Commissions ................................................    $ 7,403,059       $   4,017,787
 Data service revenues ......................................        661,236             148,353
 Principal transactions .....................................        901,889             230,297
 Interest and other income ..................................        146,704             130,095
 Interest income - related party ............................          6,380               6,000
                                                                 -----------       -------------
Total revenues ..............................................      9,119,268           4,532,532
 Interest expense ...........................................        244,322             197,359
 Interest expense - related party ...........................         15,000              15,000
                                                                 -----------       -------------
Net revenues ................................................      8,859,946           4,320,173
                                                                 -----------       -------------
Expenses:
 Commissions, floor brokerage, and clearing charges .........      3,425,725           1,844,927
 Employee compensation and related costs ....................      2,247,963           1,297,575
 Communications .............................................        757,391             337,584
 Business development .......................................        980,651             441,424
 Professional services ......................................        971,494             894,920
 Occupancy and equipment costs ..............................        444,169             149,580
 Depreciation and amortization ..............................        363,207             198,980
 Other ......................................................        288,991             212,380
                                                                 -----------       -------------
Total expenses ..............................................      9,479,591           5,377,370
                                                                 -----------       -------------
Loss before income taxes ....................................       (619,645)         (1,057,197)
Income tax provision ........................................         12,765               2,776
                                                                 -----------       -------------
Net loss ....................................................    $  (632,410)      $  (1,059,973)
                                                                 ===========       =============
Net loss per common share ...................................    $      (.12)      $        (.30)
                                                                 ===========       =============
Weighted average common shares outstanding ..................      5,171,182           3,508,560
                                                                 ===========       =============

                See notes to consolidated financial statements.

                       Internet Financial Services Inc.

          Consolidated Statements of Changes in Stockholders' Equity


                                         Common Stock Issued      Additional     Unamortized
                                      -------------------------     Paid-in        Option
                                         Shares      Par Value      Capital         Costs
                                      ------------  -----------  ------------  --------------
Balance at October 1, 1996 .........     431,538       $  432     $  259,568     $       --
 Issuance of common stock, net .....   4,618,462        4,618      2,160,967             --
 Issuance of non-employee stock
  options (Note 11) ................          --           --         21,367             --
 Net loss ..........................          --           --             --             --
                                       ---------       ------     ----------     ----------
Balance at September 30, 1997 ......   5,050,000        5,050      2,441,902             --
 Issuance of common stock, net .....      87,500           88        874,912             --
 Issuance of non-employee stock
  options (Note 11) ................          --           --         76,832             --
 Other contributions (Note 9) ......          --           --        115,000             --
 Option costs, net .................          --           --        249,687       (100,292)
 Net loss ..........................          --           --             --             --
                                       ---------       ------     ----------     ----------
Balance at September 30, 1998 ......   5,137,500       $5,138     $3,758,333     $ (100,292)
                                       =========       ======     ==========     ==========


                                         Subscriptions Receivable
                                      ------------------------------     Accumulated
                                           Shares          Amount          Deficit           Total
                                      ---------------  -------------  ----------------  ---------------
Balance at October 1, 1996 .........             --     $        --     $   (211,378)    $      48,622
 Issuance of common stock, net .....     (3,568,462)       (120,869)              --         2,044,716
 Issuance of non-employee stock
  options (Note 11) ................             --              --               --            21,367
 Net loss ..........................             --              --       (1,059,973)       (1,059,973)
                                         ----------     -----------     ------------     -------------
Balance at September 30, 1997 ......     (3,568,462)       (120,869)      (1,271,351)        1,054,732
 Issuance of common stock, net .....      3,318,451         115,870               --           990,870
 Issuance of non-employee stock
  options (Note 11) ................             --              --               --            76,832
 Other contributions (Note 9) ......             --              --               --           115,000
 Option costs, net .................             --              --               --           149,395
 Net loss ..........................             --              --         (632,410)         (632,410)
                                         ----------     -----------     ------------     -------------
Balance at September 30, 1998 ......       (250,011)    $    (4,999)    $ (1,903,761)    $   1,754,419
                                         ==========     ===========     ============     =============

                 See notes to consolidated financial statements.

                       Internet Financial Services Inc.

                     Consolidated Statements of Cash Flows


                                                                             Year ended September 30
                                                                             1998               1997
                                                                       ---------------   -----------------
Cash flows from operating activities
Net loss                                                                $   (632,410)      $  (1,059,973)
Adjustments to reconcile net loss to net cash provided by (used in)
 operating activities:

 Other contributions                                                         115,000                  --
 Depreciation and amortization                                               363,207             198,980
 Amortization of option costs                                                226,227              21,367
 Loss on disposal of fixed assets                                                 --              46,411
 Changes in assets and liabilities:
   (Increase) decrease in operating assets:

    Restricted cash                                                          113,569            (113,569)
    Securities owned                                                         (80,312)            144,473
    Receivables from clearing brokers                                       (239,479)           (219,122)
    Loans from related party                                                   7,986             (23,697)
    Other assets                                                             (46,440)            (57,184)
   Increase (decrease) in operating liabilities:

    Securities sold, not yet purchased                                        19,137             (41,262)
    Accounts payable and accrued liabilities                                 660,605             409,516
                                                                        ------------       -------------
Net cash provided by (used in) operating activities                          507,090            (694,060)
                                                                        ------------       -------------
Cash flows used in investing activities

Purchases of property and equipment, net                                  (2,244,313)         (1,177,982)
Deferred rent incentives                                                     803,968                  --
                                                                        ------------       -------------
Net cash used in investing activities                                     (1,440,345)         (1,177,982)
                                                                        ------------       -------------
Cash flows from financing activities

Proceeds from sale of common stock, net                                      990,870           2,044,716
Proceeds from issuance of subordinated notes                                      --             150,000
Proceeds from notes payable                                                  250,000             120,000
Repayment of bank loan                                                       (40,000)           (125,000)
                                                                        ------------       -------------
Net cash provided by financing activities                                  1,200,870           2,189,716
                                                                        ------------       -------------
Net increase in cash and cash equivalents                                    267,615             317,674
Cash and cash equivalents at beginning of year                               702,693             385,019
                                                                        ------------       -------------
Cash and cash equivalents at end of year                                $    970,308       $     702,693
                                                                        ============       =============
Supplemental non-cash financing activities
 and disclosure of cash flow information

Note receivable from sale of property and equipment                     $         --       $      39,951
Accounts payable for purchases of property and equipment                     759,429                  --
Other contributions                                                          115,000                  --
Cash paid for:

 Interest                                                               $     90,802       $     193,733
 Taxes                                                                         2,776              53,633


                See notes to consolidated financial statements.

                       Internet Financial Services Inc.

                  Notes to Consolidated Financial Statements

                    Years ended September 30, 1998 and 1997

1. Organization and Basis of Presentation

     Internet Financial Services Inc. ("IFSI" or the "Company") conducts business primarily through its principal subsidiary, A.B. Watley, Inc. ("A.B. Watley"). A.B Watley is a registered broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers, Inc.

     A.B. Watley is an introducing broker-dealer which conducts business in electronic trading, information and brokerage services, as well as institutional block trading. A.B. Watley clears all transactions through two clearing brokers on a fully disclosed basis. Accordingly, A.B. Watley is exempt from the Securities and Exchange Commission's ("SEC") Rule 15c3-3.

     IFSI is a Delaware corporation organized on May 15, 1996. During its fiscal year ended September 30, 1997, all of the shares of capital stock of A.B. Watley were acquired by IFSI. Since IFSI and A.B. Watley were under common control, the acquisition has been accounted for under Accounting Interpretations of the Accounting Principles Board Opinion No. 16, "Transfers and Exchanges Between Companies Under Common Control," which requires the assets and liabilities so transferred to be accounted for at historical cost in a manner similar to that used in pooling of interests accounting. IFSI issued 431,538 shares of its common stock in consideration for the 99 shares of A.B. Watley; additionally, the operating results of IFSI reflect the operating results of A.B. Watley for the years presented.

2. Summary of Significant Accounting Policies

Basis of Presentation:

     The consolidated financial statements include the accounts of IFSI and its wholly-owned subsidiary, A.B. Watley. All significant intercompany balances and transactions have been eliminated. Certain prior year amounts reflect reclassifications to conform to current year's presentations.

Securities Transactions, Revenues, and Related Expenses:

     Securities transactions and related revenues and expenses, including commissions revenues and expenses, are recorded on a trade date basis. Data service revenues represent fees charged to customers for real-time access to various financial data. These fees are recorded as earned.

Securities Owned and Sold, Not Yet Purchased:

     Securities owned and securities sold, not yet purchased are stated at market or fair values, with resulting unrealized gains and losses reflected in the consolidated statements of operations. Market value is generally based on listed market prices. If listed market prices are unattainable, fair value is determined based on other relevant factors including broker or dealer price quotes.

Property and Equipment:

     Computer equipment, furniture and fixtures, and leasehold improvements are carried at cost and depreciated on the straight-line basis over their estimated useful lives, generally three to five years.

     Construction-in-progress, upon occupancy, will be amortized on a straight-line basis over the shorter of the useful life of the leasehold improvement or the term of the lease, generally ten years upon occupancy. Deferred rent incentives, which represent construction costs reimbursed by the lessor of the Company's office space, will be amortized on a straight-line basis over the term of the lease, which is ten years.

     Computer software is amortized on the straight-line basis over a period of three years. The cost of internally developed computer software is capitalized when management commits to funding a project it believes will be completed and used to perform the functions intended. The capitalized software is not amortized until the projects are complete. Pilot projects and projects where expected future economic benefits are less than probable are not eligible for capitalization.

                       Internet Financial Services Inc.

                    Years ended September 30, 1998 and 1997

2. Summary of Significant Accounting Policies  -- (Continued)

Use of Estimates:

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities in the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Stock Options:

     The Company accounts for stock option grants to employees in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense related to such grants. In cases where the Company grants options below the fair market value of the stock at the date of grant, the difference between the strike price and the fair market value is treated as compensation expense and amortized over the vesting period of the option. Stock options granted to consultants and others in lieu of cash compensation are recorded based upon management's estimate of fair value of the options or the related services provided and expensed over the vesting period, if any.

Fair Value of Financial Instruments:

     Substantially all of the Company's financial instruments are carried at fair value or amounts approximating fair value.

Business Development:

     The Company expenses all promotional costs as incurred and advertising costs upon first exhibition of the advertisement.

Income Taxes:

     Income taxes have been provided using the liability method under Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

Earnings Per Share:

     Per share data is determined based on the weighted average number of common shares outstanding each year.

Statement of Cash Flows:

     The Company defines cash equivalents as highly liquid investments with original maturities of three months or less, other than those held for sale in the ordinary course of business.

3. Net Capital Requirement

     A.B. Watley is subject to the SEC's Uniform Net Capital Rule 15c3-1 (the "Net Capital Rule") which requires A.B. Watley to maintain minimum net capital such that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. The Net Capital Rule also requires that equity capital may not be withdrawn or cash dividends paid if A.B. Watley's resulting net capital ratio would exceed 10 to 1. At September 30, 1998, A.B. Watley had net capital, as defined, of $161,128 which was $61,128 in excess of its required net capital of $100,000. The aggregate indebtedness to net capital ratio was 7.4 to 1.

4. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk

     Pursuant to clearing agreements, the clearing and depository operations for A.B. Watley's and customers' securities transactions are provided by two clearing broker-dealers. A.B. Watley has agreed to indemnify its clearing brokers for losses that the clearing brokers may sustain from the customer accounts introduced by A.B.

                       Internet Financial Services Inc.

                    Years ended September 30, 1998 and 1997

4. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk -- (Continued)

Watley. A.B. Watley, through its clearing brokers, seeks to control the risks associated with these activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The clearing brokers monitor required margin levels daily and, pursuant to such guidelines, request customers to deposit additional collateral or reduce securities positions when necessary. All customer transactions pending as of September 30, 1998 settled without material adverse effect to the Company.

     Also, in the normal course of business, customers may sell securities short. Subsequent market fluctuations may require the clearing firms to obtain additional collateral from A.B. Watley's customers. It is the policy of the clearing firms to value the short positions and to obtain additional deposits where deemed appropriate.

     The Company may at times maintain inventories in equity securities on both a long and short basis. While long positions represent the Company's ownership of securities, short positions represent obligations of the Company. Accordingly, both long and short positions may result in gains or losses to the Company as market values of securities fluctuate. To manage the risk of losses, the Company marks long and short positions to market daily and continuously monitors the market fluctuations.

5. Property and Equipment

     Property and equipment consist of the following:

                                                                     September 30
                                                            -------------------------------
                                                                 1998             1997
                                                            --------------   --------------
Computer equipment ......................................    $ 1,961,113      $ 1,115,626
Software ................................................        697,377           62,356
Construction-in-progress ................................      1,503,338               --
Furniture, fixtures, and leasehold improvements .........         19,807               --
                                                             -----------      -----------
                                                               4,181,635        1,177,982
Less accumulated depreciation and amortization ..........        530,892          167,774
                                                             -----------      -----------
                                                             $ 3,650,743      $ 1,010,208
                                                             ===========      ===========

     At September 30, 1998, software includes $602,363 of software under development. (See Note 2). Construction-in-progress represents amounts related to leasehold improvements being made on the Company's office space. The Company expects to occupy such space in early fiscal 1999. (See Note 2).

6. Subordinated Borrowings

     Borrowings of $530,000 at September 30, 1998 and 1997 are subordinated to the claims of general creditors, and mature in the amounts of $200,000, $150,000 and $55,000 on October 31, 1999 and $125,000 on April 30, 2000. The subordinated borrowings bear interest at annual rates of 15%, 13%, 0% and 12%, respectively.

     The loans are covered by agreements approved by the National Association of Securities Dealers, Inc. and are included by A.B. Watley for purposes of computing net capital under the Net Capital Rule. To the extent that such borrowings are required for A.B. Watley's continued compliance with minimum net capital requirements, they may not be repaid. Of the total subordinated borrowings, $180,000 is from an officer and shareholder of the Company. For the years ended September 30, 1998 and 1997, interest expense on the subordinated loans amounted to $64,500 and $62,000, respectively.

7. Notes Payable

     Effective February 13, 1998 and April 16, 1998, the Company issued promissory notes in the amount of $200,000 and $50,000, respectively, to three individuals, two of whom are minority stockholders of the Company. The notes bear interest at 8% per annum. The principal plus accrued interest on the notes is payable on

                       Internet Financial Services Inc.

                    Years ended September 30, 1998 and 1997

7. Notes Payable  -- (Continued)

the earlier of (a) the consummation of an initial public offering ("IPO") of the Company's equity securities, or (b) if such IPO does not occur on or before the first anniversary of the issue date of the notes, the principal plus accrued interest shall be payable in twelve equal monthly installments, unless the holders agree to extend such maturity date. For the year ended September 30, 1998, interest expense on the notes amounted to $11,833.

     Upon execution of these promissory notes, the holders were granted options on the common stock of the Company for a total price of $250. Pursuant to the Option Agreements, the options become exerciseable upon consummation of an IPO, and the number of shares to be issued will be determined by dividing the initial principal amount of the promissory notes by the IPO price. The fair value of the options is accounted for as a debt servicing fee, and is being amortized over a one year period. The unamortized amount of the debt service fee is included as "Option costs, net" in Stockholders' Equity. Amortization expense related to the debt servicing fee for the year ended September 30, 1998 amounted to $149,395.

8. Bank Loan

     The bank loans at September 30, 1998 and 1997 consist of an unsecured term loan, with the full principal amount due September 29, 2000, and an interest rate of 8.5% per annum.

9. Related Party Transactions

     Included in loans from related party on the consolidated statement of financial condition are notes of $103,000, plus accrued interest of $12,711, due from a shareholder and officer of the Company. The notes generally bear interest at an annual rate of 6% and are payable on demand.

     Other contributions of $115,000 on the consolidated statement of changes in stockholders' equity represent compensation forgiven by two significant stockholders and officers of the Company. For consolidated financial statement purposes, the unpaid compensation is considered an expense and a contribution of capital.

10. Commitments and Contingencies

     The Company has entered into two lease agreements for office space which expire on June 23, 2009 and September 15, 1999, respectively. Both lease agreements are noncancellable and contain escalation provisions. As of September 30, 1998, the aggregate minimum future rental payments required were as follows:

           Year Ended September 30
           -----------------------
           1999 ................................    $   158,538
           2000 ................................        454,279
           2001 ................................        463,947
           2002 ................................        492,940
           2003 ................................        492,940
           Thereafter ..........................      2,235,945
                                                    -----------
                                                    $ 4,298,589
                                                    ===========

     Rent expense for the years ended September 30, 1998 and 1997 was $170,101 and $98,934, respectively.

     In the ordinary course of business, the Company is party to several legal proceedings, the outcome of which, either singularly or in the aggregate, is not expected to have a material impact on the Company's financial position.

11. Stock Options

     Under the Company's 1998 and 1997 Stock Option Plans (the "Plans"), employees, nonemployee directors and officers, and consultants are generally granted options (both incentive stock options and nonqualified stock

                       Internet Financial Services Inc.

                    Years ended September 30, 1998 and 1997

11. Stock Options  -- (Continued)

options) to purchase shares of common stock at prices not less than the estimated fair market value of the common stock on the date the option is granted. The options are exercisable at either the date of grant, in ratable installments or otherwise, generally over a period of one to three years from the date of grant. The options generally expire within ten years after the date of grant. The number of shares delivered in the aggregate under the 1998 and 1997 Plans cannot exceed 600,000 and 400,000 shares, respectively, (1,000,000 shares in total). No option shall be granted under the 1998 Plan after March 16, 2008 or under the 1997 Plan after January 26, 2007.

     A summary of the Company's stock option activity (exclusive of the options discussed in Note 7 and the information discussed in Note 15) and related information for the years ended September 30, 1998 and 1997 is as follows:

                                                       Number      Weighted Average
                                                     of Shares      Exercise Price
                                                    -----------   -----------------
Outstanding at October 1, 1996 ..................          --          $   --
 Granted, year ended September 30, 1997 .........     375,000            1.90
                                                      -------         -------
Outstanding at September 30, 1997 ...............     375,000            1.90
 Granted, year ended September 30, 1998 .........      45,100            8.89
                                                      -------         -------
Outstanding at September 30, 1998 ...............     420,100         $  2.34
                                                      =======         =======
Exercisable at September 30, 1997 ...............      50,000         $  2.00
                                                      =======         =======
Exercisable at September 30, 1998 ...............     312,500         $  1.88
                                                      =======         =======

     Included in the table above are non-employee option grants of 20,000 and 85,000 shares, respectively, for the years ended September 30, 1998 and 1997. The estimated fair values of the grants to non-employees are amortized over the vesting period of the grants, if any. For the years ended September 30, 1998 and 1997 the amount charged to expense for non-employee options was $76,832 and $21,367, respectively, and is included in professional services.

     The weighted average fair value of options granted during the years ended September 30, 1998 and 1997 was $1.13 and $0.57, respectively. The fair value of each option grant was estimated at the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options. In calculating the fair values of the stock options, the following weighted average assumptions were used:

                                      1998 Grants     1997 Grants
                                     -------------   ------------
Dividend yield ...................        0%              0%
Average expected life:
 Employees .......................     5.4 years       5.4 years
 Nonemployees ....................     0.5 years       5.5 years
Risk-free interest rate ..........       5.4%            6.6%
Expected volatility ..............         0%              0%

     Pro forma information regarding net income is required under Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," and has been determined as if the Company

                       Internet Financial Services Inc.

                    Years ended September 30, 1998 and 1997

11. Stock Options  -- (Continued)

had accounted for all the 1998 and 1997 stock option grants on the fair value method. For purposes of the pro forma information, the fair values of the 1998 and 1997 option grants to employees are amortized over the vesting period. The pro forma information for the years ended September 30, 1998 and 1997 is as follows:

                                               Year ended September 30
                                           ---------------------------------
                                                1998              1997
                                           --------------   ----------------
Net loss as reported ...................     $ (632,410)      $ (1,059,973)
Net loss pro forma .....................     $ (674,499)        (1,082,707)
Net loss per share as reported .........     $     (.12)      $       (.30)
Net loss per share pro forma ...........     $     (.13)      $       (.31)

     Additional information regarding options outstanding as of September 30, 1998 (exclusive of the options discussed in Note 7 and the information discussed in Note 15) is as follows:

                                                        Weighted Average
                                                           Remaining
         Exercise          Number          Number       Contractual Life
          Price         Outstanding     Exercisable         (Years)
     ---------------   -------------   -------------   -----------------
        $     .02         125,000         125,000             8.33
             2.00         180,500         130,500             9.52
             5.00          69,500          19,500            10.93
             8.00          25,100          17,500             9.99
            10.00          20,000          20,000             0.58
                          -------         -------
            Total         420,100         312,500
                          =======         =======

12. Income Taxes

     The Company files a consolidated federal income tax return with A.B. Watley. For all periods presented, the Company provides for income taxes as required under SFAS No. 109. The Company records income taxes using a liability approach for financial accounting and reporting which results in the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.

     The provision for income taxes for the years ending September 30, 1998 and 1997 is comprised of New York State and New York City taxes in the amount of $12,765 and $2,776, respectively. No benefit has been provided for the Company's net operating losses.

     The difference between the U.S. federal tax rate and the Company's effective tax rate for the years ending September 30, 1998 and 1997 follows:

                                                     Year ended September 30
                                                   ---------------------------
                                                       1998           1997
                                                   ------------   ------------
Tax benefit at federal statutory rate ..........    (34.0%)        (34.0%)
State taxes, net of federal tax effect .........      2.9%           0.3%
Valuation allowance ............................     33.9%          34.8%
Other ..........................................     (0.3%)         (0.8%)
                                                    -----          -----
Effective tax rate .............................      2.5%           0.3%
                                                    =====          =====

     Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax assets and liabilities as of September 30, 1998 and 1997 are as follows:

                       Internet Financial Services Inc.

                    Years ended September 30, 1998 and 1997

12. Income Taxes  -- (Continued)

                                               Year ended September 30
                                             ---------------------------
                                                 1998           1997
                                             ------------   ------------
Net operating loss .......................    $  638,238     $  369,197
Mark-to-market loss on inventory .........        10,932         10,931
Depreciation .............................       (82,221)       (33,441)
Other ....................................         6,927          9,867
                                              ----------     ----------
Total deferred tax assets ................       573,876        356,554
Valuation reserve ........................      (573,876)      (356,554)
                                              ----------     ----------
Net deferred tax asset ...................    $       --     $       --
                                              ==========     ==========

     At September 30, 1998, the Company had a net operating loss carryforward for federal tax purposes of $1,382,065 that will expire no sooner than September 30, 2013.

13. Capital Stock

     Effective January 24, 1997, the Company's certificate of incorporation was amended to reflect the total number of shares authorized to issue as 10,000,000 shares with a par value of $.001 per share.

14. Earnings Per Share

     The weighted average number of shares outstanding for the years ended September 30, 1998 and 1997 reflect the 70,771 shares discussed in Note 15 below as though the shares were outstanding as of the beginning of each year. Since the Company recognized a net loss in both years, diluted earnings per common share is the same as earnings per common share for both years.

15. Subsequent Events (Unaudited)

     On October 1, 1998 and as subsequently modified, the Company's Board of Directors authorized the sale of up to 1,700,000 shares of common stock, plus a 15% over-allotment option to the underwriter, in an underwritten public offering (the "IPO") of the Company's common stock at an estimated gross offering price of $6.00 per share. The Board of Directors approved the following, conditional on the effectiveness of the IPO: (1) the issuance of 3,000 shares of common stock with a three year lock-up provision for no consideration to certain employees of the Company, and (2) grants of 519,350 and 14,500 stock options with an exercise price of $6.00 per share to certain employees and non-employees, respectively, of the Company. The non-employee options have an estimated fair value of approximately $16,000 which will be expensed upon the effectiveness of the IPO.

     Effective October 2, 1998, the Company borrowed $500,000 from New York Small Business Venture Fund, LLC ("NYSB") under the condition that the proceeds of the loan be used as working capital to further the corporate purposes of the Company and not to repay any debt or redeem any equity interests. The loan accrues interest at 12% per annum which is payable first in 24 monthly installments of $5,000 beginning December 1, 1998. Commencing December 1, 2000, the principal amount of the loan is payable in 35 monthly installments of $8,333 plus interest on the unpaid balance, except for the last installment which shall be in the amount of $208,345 plus interest on the unpaid balance.

     As collateral for the loan, NYSB received a security interest in the Company's assets, and certain officers and directors of the Company have personally guaranteed all amounts due. Under the terms and conditions of the loan agreement, NYSB received warrants expiring October 2, 2003 to acquire 191,250 shares of the Company's common stock at an exercise price equal to the IPO price. In the event there has been no IPO within five years from the closing of the loan, the number of shares to be acquired under the terms of the warrant are reduced to 100,000 and NYSB shall have the right to put its ownership interest at a price as defined in the warrant agreement and cause the Company to repurchase all or part of such interest at any time thereafter. The fair value of the warrants (approximately $191,250) will be accounted for as a debt servicing fee and amortized over the life of the loan. The unamortized amount of the debt servicing fee will be included as "Option costs, net" in Stockholders' Equity.

                       Internet Financial Services Inc.

                    Years ended September 30, 1998 and 1997

15. Subsequent Events (Unaudited)  -- (Continued)

     Effective October 2, 1998 and as subsequently modified, the Board of Directors approved the issuance of 38,260 shares of the Company's common stock for all the shares of capital stock of Computer Strategies, Inc. ("CSI"). CSI provided software support, research and development to the Company with the Company serving as CSI's primary customer. The acquisition will be accounted for as a purchase. The Company expects to record approximately $60,000 in goodwill from the acquisition which will be amortized over 3 years, and approximately $59,000 in capitalized software attributable to costs incurred in the application development stage of the Company's software development.

     During October and November 1998, three employees exercised stock options which were granted during 1997 at a strike price of two cents per share, and were issued 125,000 shares of the Company's common stock.

     Effective November 19, 1998, the Board of Directors agreed to (1) grant for no additional consideration 16,200 additional options at a strike price of $5.00 per share to two employees who were granted $5.00 options in September 1997; and (2) amend the option grants to all option holders who were granted $8.00 options in November 1997 to reflect a strike price of $6.00 per share.

     Effective November 20, 1998, the Board of Directors agreed to amend the option grants to all option holders who were granted $10.00 options in April 1998 to reflect a strike price of $6.00 per share.

     In December 1998, the Company obtained a $500,000 line of financing from General Electric Capital Corporation ("GECC") which is to be used for the purchase or leasing of additional equipment and software. The Company is required to deliver to GECC a letter of credit in the amount of 50% of any amount borrowed under this financing. In addition, the Company has granted the lender a security interest in certain of the Company's existing equipment as well as in all equipment purchased using funds under this financing.

     On January 14, 1999, the Board of Directors agreed to amend the Company's certificate of incorporation to increase the authorized number of shares of common stock to 20,000,000, and to authorize and delineate the terms under which preferred stock may be issued. In addition, the Board agreed to issue, subject to the effectiveness of the IPO, 70,771 additional shares of common stock for nominal additional consideration to certain stockholders who purchased private placement shares during the year ended September 30, 1998.

     During January 1999, the Board of Directors approved the issuance of 221,500 shares of the Company's common stock in a private placement offering. The common stock was issued at a price of $4.80 per share (total gross proceeds of $1,063,200) and was restricted with regard to sale or disposition for a period of one year. Two employees of the Company purchased an aggregate of 102,000 shares as part of this offering.

     Effective January 28, 1999, the Company borrowed $400,000 from New York Community Investment Company, L.L.C. ("NYCIC"), an affiliate of NYSB, under the conditions that the proceeds of the loan be used as working capital to further the corporate purposes of the Company and not to repay any debt or redeem any equity interests. The loan accrues interest at 12% per annum which is payable first in 24 monthly installments of $4,000 beginning March 1, 1999. Commencing March 1, 2001, the principal amount of the loan is payable in 35 monthly installments of $6,667 plus interest on the unpaid balance, except for the last installment which shall be in the amount of $166,665 plus interest on the unpaid balance.

     As collateral for the loan, NYCIC received a security interest in the Company's assets. Under the terms and conditions of the loan agreement, NYCIC received warrants expiring January 28, 2004 to acquire 140,000 shares of the Company's common stock at an exercise price equal to the IPO price. In the event there has been no IPO within five years from the closing of the loan, the number of shares to be acquired under the terms of the warrant are reduced to 80,000 and NYCIC shall have the right to put its ownership interest at a price defined in the warrant agreement and cause the Company to repurchase all or part of such interest at any time thereafter. The fair value of the warrants (approximately $140,000) will be accounted for as a debt servicing fee and amortized over the life of the loan. The unamortized amount of the debt servicing fee will be included as "Option costs, net" in Stockholders' Equity.

IFS [LOGO]


                                                Internet Financial Services Inc.






                                   [Picture]

================================================================================

       We have not authorized any dealer, salesperson or any other person to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful.

                     -----------------------------------

                               TABLE OF CONTENTS

                                                Page

Prospectus Summary .......................        3
Risk Factors .............................        7
Use of Proceeds ..........................       16
Dilution .................................       17
Dividends ................................       18
Capitalization ...........................       18
Management's Discussion and Analysis
   of Financial Condition and Results
   of Operations .........................       19
Business .................................       23
Management ...............................       33
Principal Stockholders ...................       39
Certain Transactions .....................       40
Description of Securities ................       41
Shares Eligible for Future Sale ..........       42
Underwriting .............................       43
Legal Matters ............................       44
Experts ..................................       44
Additional Information ...................       45
Index to Financial Statements ............      F-1

                     -----------------------------------

       Until ___________, 1999, all dealers effecting transactions in the registered securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================

================================================================================


                                1,700,000 Shares



                               INTERNET FINANCIAL
                                 SERVICES INC.



                                  Common Stock



                                ----------------
                                   PROSPECTUS
                                ----------------




                          Whale Securities Co., L.P.





                              _______________, 1999




================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Delaware corporation to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

     Section 102(b) of the Delaware General Corporation Law permits a corporation, by so providing in its certificate of incorporation, to eliminate or limit a director's liability to the corporation and its stockholders for monetary damages arising out of certain alleged breaches of their fiduciary duty. Section 102(b)(7) provides that no such limitation of liability may affect a director's liability with respect to any of the following: (i) breaches of the director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not made in good faith or which involve intentional misconduct of knowing violations of law; (iii) liability for dividends paid or stock repurchased or redeemed in violation of the Delaware General Corporation law; or
(iv) any transaction from which the director derived an improper personal benefit. Section 102(b)(7) does not authorize any limitation on the ability of the company or its stockholders to obtain injunctive relief, specific performance or other equitable relief against directors.

     Article Eighth of the Registrant's Certificate of Incorporation provides that the personal liability of the directors of the Registrant be eliminated to the fullest extent permitted under Section 102(b) of the Delaware General Corporation law.

     Article Ninth of the Registrant's Certificate of Incorporation and the Registrant's By-laws provides that all persons who the Registrant is empowered to indemnify pursuant to the provisions of Section 145 of the Delaware General Corporation Law (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Registrant to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefor unenforceable.

     Reference is made to the Underwriting Agreement, the proposed form of which is filed as Exhibit 1.1, pursuant to which the underwriter agrees to indemnify the directors and certain officers of the Registrant and certain other persons against certain civil liabilities.

Item 25. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses (other than the underwriting discounts and commissions and the Underwriter's Non-Accountable Expense Allowance) expected to be incurred in connection with the issuance and distribution of the securities being registered.

   SEC Registration ....................................................   $   3,728.81
   NASD Filing Fee .....................................................   $   1,841.13
   Legal Fees and Expenses* ............................................   $ 110,000.00
   Printing and Engraving Costs* .......................................   $  90,000.00
   Accounting Fees* ....................................................   $ 180,000.00
   Blue Sky Expenses and Counsel Fees ..................................   $         **
   Boston Stock Exchange and NASDAQ Listing Fees and Related Expenses* .   $  40,000.00
   Consulting Fee ......................................................   $  60,000.00
   Miscellaneous* ......................................................   $         **
                                                                           ------------
     Total .............................................................   $ 674,000.00
                                                                           ============

------------
 * Estimated
** To be provided by amendment.
                                      II-1

Item 26. Recent Sales of Unregistered Securities.

     Since January 1997, the Registrant has issued securities without registration under the Securities Act in the following transactions:

     1. In January 1997, the Registrant issued an aggregate of 431,538 shares of Common Stock, $.001 par value ("Common Stock"), valued at $80,000, to two persons in exchange for all of the issued and outstanding shares of A.B.
Watley, Inc.

     2. In January 1997, the Registrant issued an aggregate of 3,568,462 shares of Common Stock to nine investors for aggregate proceeds of $71,369.

     3. In April 1997, the Registrant issued an aggregate of 1,050,000 shares of Common Stock to forty-two investors for aggregate proceeds of $2,100,000.

     4. In April 1997, the Registrant issued options to purchase an aggregate of 180,500 shares of Common Stock, exercisable at $2.00 per share, to ten employees under the Registrant's stock option plans.

     5. In September 1997, the Registrant issued options to purchase an aggregate of 87,700 shares of Common Stock, exercisable at $5.00 per share, to seven employees under the Registrant's stock option plans.

     6. In November 1997, the Registrant issued options to purchase an aggregate of 20,600 shares of Common Stock, exercisable at $6.00 per share, to six employees under the Registrant's stock option plans.

     7. In January 1998, the Registrant issued 50,000 shares of Common Stock to one investor for $500,000.

     8. In March 1998, the Registrant issued 20,000 shares of Common Stock and warrants to purchase 20,000 shares of Common Stock to one investor for $200,000.

     9. In May 1998, the Registrant issued 17,500 shares of Common Stock to one investor for $175,000.

     10. In October 1998, the Registrant issued 38,260 shares of Common Stock, valued at $183,648, to one person in exchange for all the shares of a business.

     11. In October 1998, the Registrant issued warrants to purchase 191,250 shares of Common Stock to one entity as partial consideration for making a loan to the Registrant.

     12. In October 1998, the Registrant issued 25,000 shares of Common Stock to an executive officer upon exercise of options, for proceeds of $500.

     13. In November 1998, the Registrant issued an aggregate of 100,000 shares of Common Stock to two executive officers upon exercise of options, for aggregate proceeds of $2,000.

     14. In December 1998, the Registrant issued an aggregate of 3,000 shares of Common Stock to five employees for aggregate proceeds of $1,500.

     15. In January 1999, the Registrant issued an aggregate of 70,771 shares of Common Stock to three stockholders for no or nominal consideration.

     16. In January 1999, the Registrant issued an aggregate of 221,500 shares of Common Stock to twelve investors for aggregate net proceeds of $1,050,000.

     17. In January 1999, the Registrant issued warrants to purchase 140,000 shares of Common Stock to one entity as partial consideration for making a loan to the Registrant.

     The sales and issuances of the Common Stock, options and warrants described above were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) and Regulation 506 thereof as transactions not involving a public offering. The Registrant made a determination that each of the purchasers was a sophisticated investor. The purchasers in such private offerings represented their intention to acquire the securities for investment only and not with a view to the distribution thereof. Appropriate legends were affixed to the stock certificates and warrants issued in such transactions. All purchasers had adequate access, through their employment or other relationships, to sufficient information about the Registrant to make an informed investment decision. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 27. Exhibits.

  Exhibit
    No.                                      Description
----------                                   -----------
  1.1        Form of Underwriting Agreement.
  3.1        Restated Certificate of Incorporation of the Company and form of amendment thereto.
  3.2        By-Laws of the Company.
  4.1        Specimen Common Stock Certificate.*
  4.2        Form of Underwriter's Warrant Agreement, including Form of Warrant Certificate.
  5.1        Form of Opinion of Hartman & Craven LLP on legality of securities being registered.*
 10.1        1997 Stock Option Plan.
 10.2        Amended and Restated 1998 Stock Option Plan.
 10.3        Employment Agreement dated as of May 1, 1997 between the Company and Steven Malin and
             Amendment to Employment Agreement dated as of October 1, 1998 between the Company and
             Steven Malin.
 10.4        Employment Agreement dated as of June 1, 1997 between the Company and Harry Simpson and
             Amendment to Employment Agreement dated October 1, 1998 between the Company and Harry
             Simpson.
 10.5        Employment Agreement dated as of January 1, 1999 between the Company and Robert Malin.
 10.6        Employment Agreement dated as of June 1, 1997 between the Company and Anthony G. Huston and Amendment to Employment Agreement dated as of October 1, 1998 between the Company and Anthony G. Huston.
 10.7        Employment Agreement dated as of March 1, 1998 between the Company and Eric Steinberg.
 10.8        Office lease dated as of June 20, 1997 between 40 Wall Development Associates, LLC, as
             Landlord and the Company as Tenant for premises located at 40 Wall Street, New York,
             New York.*
 10.9        Office lease dated as of October 1, 1996 between 800 Third Avenue Associates as
             Landlord and the Company as Tenant for premises located at 800 Third Avenue, New York,
             New York.*
 10.10       Office Lease Agreement dated as of September 15, 1998 between Robert A. Diamond as
             Landlord and the Company as Tenant for premises known as Suite 110 at 100 Allentown
             Parkway, Allen, Texas.*
 10.11       Co-Branding Agreement dated October 11, 1996 between PC Quote, Inc. and A.B. Watley, Inc., as amended.**
 10.12       Computer Software License Agreement dated December 8, 1996 between Townsend Analytics, Ltd.
             and A.B. Watley, Inc., as amended.**
 10.13       Fully Disclosed Clearing Agreement dated October 3, 1996 and Amendment dated June 8, 1998 between Penson Financial Services, Inc. and A.B. Watley, Inc.
 10.14       Fully Disclosed Correspondent Agreement dated November 18, 1996 between Weiss, Peck &
             Greer, L.L.C. and A.B. Watley, Inc.
 10.15       License Agreement dated as of October 1, 1998 between Ethos Corporation and A.B.
             Watley, Inc.**
 10.16       Service Marketing Representative Agreement dated as of January 29, 1998 between S&P
             Com-Stock, Inc. and A.B. Watley, Inc.**
 10.17       Master Lease Agreement dated December 17, 1998 between General Electric Capital
             Corporation and the Company.*
 10.18       Security Agreement dated December 17, 1998 between General Electric Capital Corporation and the Company.*
 10.19       Letter of Credit Agreement dated December 17, 1998 between General Electric Capital
             Corporation and the Company.*
 10.20       Loan Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C., the Company and A.B. Watley, Inc.
 10.21       Promissory Note of the Company and A.B. Watley, Inc. dated January 28, 1999 issued to the New York Community Investment Company L.L.C.
 10.22       Security Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C. and A.B. Watley, Inc.


  Exhibit
    No.                                      Description
-----------                                  -----------
 10.23       Security Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C. and the Company.
 23.1        Consent of Hartman & Craven LLP (contained in, and incorporated herein by reference to
             Exhibit 5.1 of this Registration Statement).*
 23.2        Consent of Ernst & Young LLP, independent auditors.
 23.3        Consent of William Brawer.
 23.4        Consent of Elizabeth Chambers.
 23.5        Consent of Mark Chambre.
 23.6        Consent of Stanley Weinstein.
 24.1        Power of Attorney (contained in, and incorporated herein by reference to the signature pages of this Registration Statement).
 27.1        Financial Data Schedule.

------------
 * To be filed by amendment

** Filed in redacted form pursuant to Rule 406 promulgated under the Securities
   Act. Filed separately in unredacted form subject to a request for confidential treatment pursuant to Rule 406 under the Securities Act.

Item 28. Undertakings.

     The undersigned Registrant hereby undertakes to:

   (1) file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

       (i) include any prospectus required by section 10(a)(3) of the Securities Act;

       (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) include any additional or changed material information on the plan of distribution;

   (2) for determining liability under the Securities Act, treat each such post-effective amendment as a new registration of the securities offered, and the offering of such securities at that time to be initial bona fide offering; and

   (3) file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of this offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for the purpose of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Securities and Exchange Commission declares it effective; and (3) that for the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement herein, and treat the offering of the securities at that time as the initial bona fide offering of those securities.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of New York, State of New York, on January 31, 1999.

                                   INTERNET FINANCIAL SERVICES INC.

                                   By: /s/ Steven Malin
                                    -------------------------------------
                                     Steven Malin,
                                     Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven Malin, Harry Simpson and Robert Malin, and each of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for his or her and in his or her name, place and stead, in any and all capacities, this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


          Signature                                        Title                            Date
          ---------                                        -----                            ----
    /s/ Steven Malin                       Chairman of the Board, Chief Executive       January 31, 1999
----------------------------               Officer and Director (Principal Executive
       Steven Malin                        Officer and Principal Financial Officer)


   /s/ Michael Fielman                     Vice President -- Finance                    January 31, 1999
----------------------------               (Principal Accounting Officer)
     Michael Fielman


    /s/ Harry Simpson                      President, Chief Operating Officer           January 31, 1999
----------------------------               and Director
       Harry Simpson


    /s/ Robert Malin                       Director                                     January 31, 1999
----------------------------
      Robert Malin

                                 EXHIBIT INDEX
                                 -------------

  Exhibit
    No.                                      Description
----------                                   -----------
  1.1        Form of Underwriting Agreement.
  3.1        Restated Certificate of Incorporation of the Company and form of amendment thereto.
  3.2        By-Laws of the Company.
  4.1        Specimen Common Stock Certificate.*
  4.2        Form of Underwriter's Warrant Agreement, including Form of Warrant Certificate.
  5.1        Form of Opinion of Hartman & Craven LLP on legality of securities being registered.*
 10.1        1997 Stock Option Plan.
 10.2        Amended and Restated 1998 Stock Option Plan.
 10.3        Employment Agreement dated as of May 1, 1997 between the Company and Steven Malin and
             Amendment to Employment Agreement dated as of October 1, 1998 between the Company and
             Steven Malin.
 10.4        Employment Agreement dated as of June 1, 1997 between the Company and Harry Simpson and
             Amendment to Employment Agreement dated October 1, 1998 between the Company and Harry
             Simpson.
 10.5        Employment Agreement dated as of January 1, 1999 between the Company and Robert Malin.
 10.6        Employment Agreement dated as of June 1, 1997 between the Company and Anthony G. Huston and Amendment to Employment Agreement dated as of October 1, 1998 between the Company and Anthony G. Huston.
 10.7        Employment Agreement dated as of March 1, 1998 between the Company and Eric Steinberg.
 10.8        Office lease dated as of June 20, 1997 between 40 Wall Development Associates, LLC, as
             Landlord and the Company as Tenant for premises located at 40 Wall Street, New York,
             New York.*
 10.9        Office lease dated as of October 1, 1996 between 800 Third Avenue Associates as
             Landlord and the Company as Tenant for premises located at 800 Third Avenue, New York,
             New York.*
 10.10       Office Lease Agreement dated as of September 15, 1998 between Robert A. Diamond as
             Landlord and the Company as Tenant for premises known as Suite 110 at 100 Allentown
             Parkway, Allen, Texas.*
 10.11       Co-Branding Agreement dated October 11, 1996 between PC Quote, Inc. and A.B. Watley, Inc., as amended.**
 10.12       Computer Software License Agreement dated December 8, 1996 between Townsend Analytics, Ltd.
             and A.B. Watley, Inc., as amended.**
 10.13       Fully Disclosed Clearing Agreement dated October 3, 1996 and Amendment dated June 8, 1998 between Penson Financial Services, Inc. and A.B. Watley, Inc.
 10.14       Fully Disclosed Correspondent Agreement dated November 18, 1996 between Weiss, Peck &
             Greer, L.L.C. and A.B. Watley, Inc.
 10.15       License Agreement dated as of October 1, 1998 between Ethos Corporation and A.B.
             Watley, Inc.**
 10.16       Service Marketing Representative Agreement dated as of January 29, 1998 between S&P
             Com-Stock, Inc. and A.B. Watley, Inc.**
 10.17       Master Lease Agreement dated December 17, 1998 between General Electric Capital
             Corporation and the Company.*
 10.18       Security Agreement dated December 17, 1998 between General Electric Capital Corporation and the Company.*
 10.19       Letter of Credit Agreement dated December 17, 1998 between General Electric Capital
             Corporation and the Company.*
 10.20       Loan Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C., the Company and A.B. Watley, Inc.
 10.21       Promissory Note of the Company and A.B. Watley, Inc. dated January 28, 1999 issued to the New York Community Investment Company L.L.C.
 10.22       Security Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C. and A.B. Watley, Inc.
 10.23       Security Agreement dated January 28, 1999 between New York Community Investment Company
             L.L.C. and the Company.
 23.1        Consent of Hartman & Craven LLP (contained in, and incorporated herein by reference to
             Exhibit 5.1 of this Registration Statement).*
 23.2        Consent of Ernst & Young LLP, independent auditors.
 23.3        Consent of William Brawer.
 23.4        Consent of Elizabeth Chambers.
 23.5        Consent of Mark Chambre.
 23.6        Consent of Stanley Weinstein.
 24.1        Power of Attorney (contained in, and incorporated herein by reference to the signature pages of this Registration Statement).
27.1         Financial Data Schedule.

------------
 * To be filed by amendment

** Filed in redacted form pursuant to Rule 406 promulgated under the Securities
   Act. Filed separately in unredacted form subject to a request for confidential treatment pursuant to Rule 406 under the Securities Act.